                                                                     EXHIBIT 4.4


                        POOLING AND SERVICING AGREEMENT


                                      among


                     NISSAN AUTO RECEIVABLES CORPORATION II,

                                     Seller,




                      NISSAN MOTOR ACCEPTANCE CORPORATION,

                    Servicer and in its individual capacity,



                                       and



                        ________________________________,
                                     Trustee





                           Dated as of ______________

                                    ARTICLE I

                                  INTRODUCTION

Section 1.01.   Definitions.....................................................1
Section 1.02.   Usage of Terms.................................................19
Section 1.03.   Cutoff Date and Record Date....................................19
Section 1.04.   Section References.............................................19

                                   ARTICLE II

                                    THE TRUST

Section 2.01.   Creation of Trust..............................................19
Section 2.02.   Conveyance of Receivables......................................19
Section 2.03.   Acceptance by Trustee..........................................20
Section 2.04.   Characterization...............................................20

                                   ARTICLE III

                                 THE RECEIVABLES

Section 3.01.   Representations and Warranties of Seller with Respect to
                the Receivables................................................21
Section 3.02.   Repurchase Upon Breach.........................................24
Section 3.03.   Custody of Receivable Files....................................25
Section 3.04.   Duties of Servicer as Custodian................................25
Section 3.05.   Instructions; Authority to Act.................................26
Section 3.06.   Custodian's Indemnification....................................26
Section 3.07.   Effective Period and Termination...............................26

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01.   Duties of Servicer.............................................26
Section 4.02.   Collection of Receivable Payments..............................28
Section 4.03.   Realization Upon Receivables...................................28
Section 4.04.   Maintenance of Security Interests in Financed Vehicles.........28
Section 4.05.   Covenants of Servicer..........................................29
Section 4.06.   Purchase of Receivables Upon Breach............................29
Section 4.07.   Total Servicing Fee............................................29
Section 4.08.   Servicer's Certificate.........................................30
Section 4.09.   Annual Statement as to Compliance; Notice of Default...........30
Section 4.10.   Annual Independent Certified Public Accountant's Report........31
Section 4.11.   Access to Certain Documentation and Information Regarding
                Receivables....................................................31
Section 4.12.   Appointment of Subservicer.....................................31

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
Section 4.13.   Servicer Expenses..............................................32

                                    ARTICLE V

                  DISTRIBUTIONS; SUBORDINATION SPREAD ACCOUNTS;
                        STATEMENTS TO CERTIFICATEHOLDERS

Section 5.01.   Accounts.......................................................32
Section 5.02.   Collections....................................................32
Section 5.03.   Application of Collections.....................................33
Section 5.04.   Advances.......................................................34
Section 5.05.   Additional Deposits............................................35
Section 5.06.   Distributions..................................................35
Section 5.07.   Net Deposits...................................................38
Section 5.08.   Statements to Certificateholders...............................38
Section 5.09.   No Petition....................................................40

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

Section 6.01.   Yield Supplement Account.......................................40
Section 6.02.   Custody and Pledge Agreement...................................42
Section 6.03.   Limitations on the Trust.......................................42

                                   ARTICLE VII

                                THE CERTIFICATES

Section 7.01.   The Certificates...............................................42
Section 7.02.   Authentication of Certificates.................................42
Section 7.03.   Registration of Transfer and Exchange of Certificates..........43
Section 7.04.   Mutilated, Destroyed, Lost, or Stolen Certificates.............45
Section 7.05.   Persons Deemed Owners..........................................45
Section 7.06.   Access to List of Certificateholders' Names and Addresses......45
Section 7.07.   Maintenance of Office or Agency................................46
Section 7.08.   Book-Entry Certificates........................................46
Section 7.09.   Notices to Clearing Agency.....................................47
Section 7.10.   Definitive Certificates........................................47

                                  ARTICLE VIII

                                   THE SELLER

Section 8.01.   Representations of Seller......................................47
Section 8.02.   Liability of Seller; Indemnities...............................48
Section 8.03.   Merger or Consolidation of, or Assumption of the
                Obligations of, Seller.........................................49
Section 8.04.   Limitation on Liability of Seller and Others...................50

Section 8.05.   Seller May Own Certificates....................................50
Section 8.06.   Additional Covenants...........................................51

                                   ARTICLE IX

                                  THE SERVICER

Section 9.01.   Representations of Servicer....................................53
Section 9.02.   Indemnities of Servicer........................................54
Section 9.03.   Merger or Consolidation of, or Assumption of the
                Obligations of, Servicer.......................................55
Section 9.04.   Limitation on Liability of Servicer and Others.................56
Section 9.05.   Delegation of Duties...........................................56
Section 9.06.   NMAC Not to Resign as Servicer.................................56

                                    ARTICLE X

                                     DEFAULT

Section 10.01.  Events of Default..............................................57
Section 10.02.  Appointment of Successor.......................................58
Section 10.03.  Repayment of Advances..........................................59
Section 10.04.  Notification to Certificateholders.............................59
Section 10.05.  Waiver of Past Defaults........................................59

                                   ARTICLE XI

                                   THE TRUSTEE

Section 11.01.  Duties of Trustee..............................................60
Section 11.02.  Trustee's Certificate..........................................62
Section 11.03.  Trustee's Assignment of Administrative Receivables and
                Warranty Receivables...........................................62
Section 11.04.  Certain Matters Affecting the Trustee..........................62
Section 11.05.  Trustee Not Liable for Certificates or Receivables.............63
Section 11.06.  Trustee May Own Certificates...................................64
Section 11.07.  Trustee's Fees and Expenses....................................64
Section 11.08.  Indemnity of Trustee...........................................65
Section 11.09.  Eligibility Requirements for Trustee...........................65
Section 11.10.  Resignation or Removal of Trustee..............................65
Section 11.11.  Successor Trustee..............................................66
Section 11.12.  Merger or Consolidation of Trustee.............................66
Section 11.13.  Appointment of Co-Trustee or Separate Trustee..................66
Section 11.14.  Representations and Warranties of Trustee......................68
Section 11.15.  Tax Returns....................................................68
Section 11.16.  Trustee May Enforce Claims Without Possession of
                Certificates...................................................68
Section 11.17.  Suits for Enforcement..........................................68
Section 11.18.  Rights of Certificateholders to Direct Trustee.................69

Section 11.19.  Appointment of Custodian.......................................69

                                   ARTICLE XII

                       TERMINATION; RELEASE OF RECEIVABLES

Section 12.01.  Termination of the Trust.......................................69
Section 12.02.  Optional Purchase of All Receivables...........................70
Section 12.03.  Release of Receivables.........................................71

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.01.  Amendment......................................................71
Section 13.02.  Protection of Title to Trust...................................73
Section 13.03.  Limitation on Rights of Certificateholders.....................74
Section 13.04.  GOVERNING LAW..................................................75
Section 13.05.  Notices........................................................75
Section 13.06.  Severability of Provisions.....................................76
Section 13.07.  Assignment.....................................................76
Section 13.08.  Certificates Nonassessable and Fully Paid......................76
Section 13.09.  Further Assurances.............................................76
Section 13.10.  No Waiver; Cumulative Remedies.................................76
Section 13.11.  Third-Party Beneficiaries......................................77
Section 13.12.  Actions by Certificateholders..................................77
Section 13.13.  Qualification as Grantor Trust; Separate Assets................77
Section 13.14.  Counterparts...................................................77

EXHIBITS

Exhibit A      Form of Class A Certificate
Exhibit B      Form of Class B Certificate
Exhibit C      Form of Class C Certificate
Exhibit D      Form of Depository Agreement
Exhibit E      Form of Form of Custody and Pledge Agreement
Exhibit F-1    Form of Trustee's Certificate to Seller
Exhibit F-2    Form of Trustee's Certificate to Servicer
Exhibit G      Form of Yield Supplement Agreement
Exhibit H-1    Form of Representation Letter for the Class A Certificates
Exhibit H-2    Form of Representation Letter for the Class [B] [C] Certificates

SCHEDULES

Schedule A List of Receivables
Schedule B Location of Receivables

                  This Pooling and Servicing Agreement, dated as of _______________, is made with respect to the formation of the Nissan Auto Receivables ____-_____ Grantor Trust, among NISSAN AUTO RECEIVABLES CORPORATION II, a Delaware corporation, as Seller, NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation, in its individual capacity (in such capacity, "NMAC") and a Servicer (in such capacity, the "Servicer").

                  WITNESSETH THAT: In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                  INTRODUCTION

         SECTION 1.01. DEFINITIONS. Except as otherwise provided in this Agreement, whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following respective meanings:

                  "Administrative Purchase Payment" for any Administrative Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor's payment in such Collection Period at the related APR, after giving effect to the receipt of monies collected (from whatever source other than Advances) on such Administrative Receivable, if any, during such Collection Period.

                  "Administrative Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.06 or Section 12.02.

                  "Advance" means the amount, as of the last day of a Collection Period, that the Servicer is required to advance on the respective Receivable pursuant to Section 5.04(a).

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Pooling and Servicing Agreement.

                  "AICPA" shall have the meaning assigned to such term in
Section 4.10.

                  "Amount Financed" with respect to any Receivable, means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light-duty truck installment sale contracts.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in such Receivable.

                  "Annual USAP Report" shall have the meaning assigned to such term in Section 4.10.

                  "Available Interest" means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (a) that portion of all collections on Receivables allocable to interest, (b) without duplication of amounts described in clause (a), Net Liquidation Proceeds to the extent allocable to interest due on a Liquidated Receivable in accordance with the Servicer's customary servicing procedures, (c) all Advances made by the Servicer pursuant to Section 5.04, (d) without duplication of any amounts described above in clauses (a) and (b), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent attributable to interest thereon, (e) without duplication of any amounts described above in clauses (a) and (b), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent attributable to interest thereon, and
(f) the Yield Supplement Deposit plus the sum of (i) reinvestment income on the Yield Supplement Account and (ii) the amount, if any, deposited into the Collection Account pursuant to Section 6.01; provided, however, that in calculating Available Interest, amounts to be paid to the Servicer as reimbursement for Advances pursuant to Section 5.06(a)(ii) on such Distribution Date shall be excluded.

                  "Available Principal" means, for any Distribution Date, the sum of the following amounts received during the related Collection Period: (a) that portion of all collections on Receivables allocable to principal, (b) without duplication of amounts described in clause (a), Net Liquidation Proceeds attributable to principal due on a Liquidated Receivable in accordance with the Servicer's customary servicing procedures, (c) without duplication of any amounts described above in clauses (a) and (b), the Administrative Purchase Payment of each Receivable that became an Administrative Receivable during the related Collection Period to the extent attributable to principal, and (d) without duplication of any amounts described above in clauses (a) and (b), the Warranty Purchase Payment of each Receivable that became a Warranty Receivable during the related Collection Period to the extent attributable to principal.

                  "Bankruptcy Code" means the United States Bankruptcy Code, Title 11 United States Code.

                  "Base Servicing Fee" means the fee payable to the Servicer on each Distribution Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Rate multiplied by the Pool Balance as of the close of business on the last day of the immediately preceding Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.

                  "Basic Documents" means the Purchase Agreement, this Agreement, the Depository Agreement, the Custody and Pledge Agreement, the Yield Supplement Agreement and the other documents and certificates delivered in connection herewith and therewith.

                  "Book-Entry Certificates" means a beneficial interest in the Class A Certificates or Class B Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 7.08.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, [or] Los Angeles, California [Minneapolis, Minnesota,] [or Wilmington, Delaware] shall be authorized or obligated by law, regulation, executive order or governmental decree to remain closed.

                  "Certificate" means a Class A Certificate, a Class B Certificate or a Class C Certificate.

                  "Certificates" means the Class A Certificates, the Class B Certificates and the Class C Certificates.

                  "Certificate Account" means the account designated as such, established and maintained pursuant to Section 5.01.

                  "Certificateholder" or "Holder" means the Person in whose name a Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Class A Certificate or Class B Certificate registered in the name of the Seller, the Servicer, or any Person actually known to a Trustee Officer to be an Affiliate of the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

                  "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the Certificateholder.

                  "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar appointed pursuant to Section 7.03.

                  "Class A Certificate" means any one of the Certificates executed by the Trust and authenticated by the Trustee, in substantially the form set forth in Exhibit A hereto.

                  "Class A Certificate Balance" shall equal, initially, the Original Class A Certificate Balance and, thereafter, shall equal the Original Class A Certificate Balance, reduced by all amounts previously distributed to the Class A Certificateholders and allocable to principal; provided, however, that on any Distribution Date on or after the Distribution Date on which the Class B Certificate Balance and the Class C Certificate Balance are reduced to zero, the Class A Certificate Balance on any Distribution Date will equal the Pool Balance as of the last day of the related Collection Period after all required distributions, deposits and withdrawals have been made.

                  "Class A Certificate Factor" means, as of any Distribution Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of the close of business on such Distribution Date divided by the Original Class A Certificate Balance.

                  "Class A Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

                  "Class A Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding unpaid interest owed to holders of Class A Certificates from the preceding Distribution Date, plus interest on such outstanding unpaid interest amount, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date to but not including such current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

                  "Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) thirty (30) days of interest or, in the case of the initial Distribution Date, the number of days in the related Collection Period, at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the related Collection Period, calculated on the basis of a 360-day year consisting of twelve 30-day months, and (ii) the Class A Interest Carryover Shortfall, if any, for the preceding Distribution Date.

                  "Class A Pass-Through Rate" means [___]% per annum.

                  "Class A Percentage" means [___]%.

                  "Class A Pool Factor" means, as of the last day of a Collection Period, a seven-digit decimal figure equal to the Class A Certificate Balance as of the close of business on such day divided by the Original Pool Balance.

                  "Class A Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of the Class A Principal Distributable Amount plus any outstanding unpaid principal owed to holders of Class A Certificates from preceding Distribution Dates over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

                  "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the Class A Percentage of the sum of: (a) the principal portion of all payments on Receivables, including prepayments of principal, received during the related Collection Period, (b) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that became Administrative Receivables or Warranty Receivables under obligations that arose during the related Collection Period (without duplication of amounts referred to in clause (a) above), and (c) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that became Defaulted Receivables during the related Collection Period (without duplication of amounts referred to in clauses (a) or (b) above).

                  "Class B Certificate" means any one of the Certificates executed by the Trust and authenticated by the Trustee, in substantially the form set forth in Exhibit B hereto.

                  "Class B Certificate Balance" shall equal, initially, the Original Class B Certificate Balance and, thereafter, shall equal the Original Class B Certificate Balance, reduced by all amounts previously distributed to the Class B Certificateholders and allocable to principal; provided, however, that on any Distribution Date on or after the Distribution Date on which the Class C Certificate Balance is reduced to zero, the Class B Certificate Balance on any Distribution Date will equal the excess of the Pool Balance as of the last day of the related Collection Period over the Class A Certificate Balance as of such Distribution Date after all required distributions, deposits and withdrawals have been made.

                  "Class B Certificate Factor" means, as of any Distribution Date, a seven-digit decimal figure equal to the Class B Certificate Balance as of the close of business on such Distribution Date divided by the Original Class B Certificate Balance.

                  "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

                  "Class B Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of the Class B Interest Distributable Amount for such Distribution Date plus any outstanding unpaid interest owed to holders of Class B Certificates from the preceding Distribution Date plus interest on such outstanding unpaid interest amount, to the extent permitted by law, at the Class B Pass-Through Rate from such preceding Distribution Date to but not including such Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

                  "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) thirty (30) days of interest or, in the case of the initial Distribution Date, the number of days in the related Collection Period, at the Class B Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the related Collection Period, calculated on the basis of a 360-day year consisting of twelve 30-day months, and (b) the Class B Interest Carryover Shortfall, if any, for the preceding Distribution Date.

                  "Class B Pass-Through Rate" means [___]% per annum.

                  "Class B Percentage" means [___]%.

                  "Class B Pool Factor" means, as of the last day of a Collection Period, a seven-digit decimal figure equal to the Class B Certificate Balance as of the close of business on such day divided by the Original Pool Balance.

                  "Class B Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess, if any, of the Class B Principal Distributable Amount plus any outstanding unpaid principal owed to holders of Class B Certificates from the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates actually received on such current Distribution Date.

                  "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the Class B Percentage of the sum of: (a) the principal portion of all payments on Receivables, including prepayments of principal, received during the related Collection Period, (b) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that became Administrative Receivables or Warranty Receivables under an obligation that arose during the related Collection Period (without duplication of amounts included in clause (a) above), and (c) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that become Defaulted Receivables during the related Collection Period (without duplication of amounts included in clauses (a) or (b) above).

                  "Class C Certificate" means any one of the Certificates executed by the Trust and authenticated by the Trustee, in substantially the form set forth in Exhibit C hereto.

                  "Class C Certificate Balance" shall equal, initially, the Original Class C Certificate Balance and, thereafter, shall equal the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the sum of the Class A Certificate Balance and the Class B Certificate Balance as of such Distribution Date after all required distributions, deposits and withdrawals have been made.

                  "Class C Distributable Amount" means, with respect to any Distribution Date, the sum of the Class C Principal Distributable Amount and the Class C Interest Distributable Amount.

                  "Class C Interest Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess, if any, of the Class C Interest Distributable Amount for such Distribution Date plus any outstanding unpaid interest owed to holders of Class C Certificates from the preceding Distribution Date plus interest on such outstanding unpaid interest amount, to the extent permitted by law, at the Class C Pass-Through Rate from such preceding Distribution Date to but not including such Distribution Date, over the amount of interest that the holders of the Class C Certificates actually received on such current Distribution Date.

                  "Class C Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) thirty (30) days of interest or, in the case of the initial Distribution Date, the number of days in the related Collection Period, at the Class C Pass-Through Rate on the Class C Certificate Balance as of the close of business on the last day of the related Collection Period, calculated on the basis of a 360-day year consisting of twelve 30-day months, and (b) the Class C Interest Carryover Shortfall, if any, for the preceding Distribution Date.

                  "Class C Pass-Through Rate" means [___]% per annum.

                  "Class C Percentage" means [___]%.

                  "Class C Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess, if any, of the Class C Principal Distributable Amount plus any outstanding unpaid principal owed to holders of Class C Certificates from the preceding Distribution Date over the amount of principal that the holders of the Class C Certificates actually received on such current Distribution Date.

                  "Class C Principal Distributable Amount" means, with respect to any Distribution Date, the Class C Percentage of the sum of: (a) the principal portion of all payments on Receivables, including prepayments of principal, received during the related Collection Period, (b) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that became Administrative Receivables or Warranty Receivables under an obligation that arose during the related Collection Period (without duplication of amounts included in clause (a) above), and (c) the aggregate outstanding principal balance as of the beginning of the related Collection Period of all Receivables that become Defaulted Receivables during the related Collection Period (without duplication of amounts included in clauses (a) or (b) above).

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01.

                  "Collection Period" means, with respect to any Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day:
(a) all applications of collections, (b) all Advances and reductions of Outstanding Advances and (c) all distributions.

                  "Controlling Class of Certificates" means, with respect to the Certificates, (a) first, until the Class A Certificate Balance has been reduced to zero, the Class A Certificates, (b) second, until the Class B Certificate has been reduced to zero, the Class B Certificates, and (c) thereafter, the Class C Certificates.

                  "Corporate Trust Office" means the office of the Trustee, which at the date hereof is located at [________________________________________________________].

                  "Custodian" means the party named as such in the Custody and Pledge Agreement.

                  "Custody and Pledge Agreement" means the agreement, dated as of the date of this Agreement, between [________________________], substantially in the form attached hereto as Exhibit E.

                  "Cutoff Date" means ___________________.

                  "Damages" shall have the meaning assigned to such term in
Section 9.02.

                  "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to NMAC under an existing agreement between such dealer and NMAC.

                  "Dealer Recourse" means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor Dealer.

                  "Defaulted Receivable" means (a) a Receivable (other than an Administrative Receivable or a Warranty Receivable as to which a Warranty Purchase Payment or an Administrative Purchase Payment has been made), which, by its terms, is delinquent for 120 days or more, or (b) with respect to Receivables that are delinquent for less than 120 days, the Servicer has (i) determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely, (ii) repossessed the Financed Vehicle, or (iii) received notification that the related obligor is subject to proceedings under Chapter 13 of the Bankruptcy Code.

                  "Definitive Certificates" shall have the meaning specified in
Section 7.08.

                  "Delivery" when used with respect to Subordination Spread Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Custodian by physical delivery to the Custodian indorsed to, or registered in the name of, the Custodian or indorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security to the Custodian or by delivery of such certificated security to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) indorsed to, or registered in the name of, the Custodian or indorsed in blank (as defined in Section 8-304 of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or its nominee subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Custodian or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Subordination Spread Account

         Property to the Custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Subordination Spread Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Custodian of the purchase by the Custodian of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Custodian and indicating that such securities intermediary holds such Subordination Spread Account Property solely as agent for the Custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Subordination Spread Account Property to the Custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                           (c) with respect to any item of Subordination Spread Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Custodian of such uncertificated security and the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Custodian.

                  "Depository Agreement" means the agreement dated as of the date of this Agreement, among the Seller, the Custodian and the initial Clearing Agency, substantially in the form attached hereto as Exhibit D.

                  "Determination Date" means the [tenth] calendar day of each calendar month, or if such [tenth] day is not a Business Day, the next succeeding Business Day.

                  "Distribution Date" means, for each Collection Period, the 15th day of the following month, or if the 15th day is not a Business Day, the next succeeding Business Day, commencing with [__________________].

                  "Eligible Deposit Account" means an account maintained (a) with the Trustee so long as the Trustee's short-term unsecured debt obligations have a rating of "P-1" by Moody's and a rating of "A-1+" by Standard & Poor's, and for any account in which deposits in excess of 30 days are to be made, so long as the Trustee's long-term unsecured debt obligations have a rating of at least "AA-" by Standard & Poor's (such short-term and long-term (if applicable) ratings being, the "Required Deposit Rating"), or (b) in a segregated trust account in the trust department of the Trustee. Notwithstanding anything to the contrary, as of the Closing Date, the Trustee shall be deemed to have met the requirements in clause
(a).

                  "Eligible Investments" means, at any time, any one or more of the following obligations and securities:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its affiliates is investment manager or advisor);

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be "A-1" or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Securities Exchange Act of 1934 (a "broker/dealer"), the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"), (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement (a "Guaranteed Counterparty"); provided that the following conditions are satisfied:

                           (A) the aggregate amount of funds invested in
                  repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or a Guaranteed Counterparty in respect of which the unsecured short-term ratings of Standard & Poor's are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the outstanding Pool Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is "A-1+" (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                           (B) in the case of the Subordination Spread Account
                  and the Yield Supplement Account, the rating from Standard & Poor's in respect of the unsecured short term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be "A-1+";

                           (C) the repurchase obligation must mature within 30
                  days of the date on which the Trustee or the Custodian, as applicable, enters into such repurchase obligation;

                           (D) the repurchase obligation shall not be
                  subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

                           (E) the collateral subject to the repurchase
                  obligation is held, in the appropriate form, by a custodial bank on behalf of the Trustee or the Custodian, as applicable;

                           (F) the repurchase obligation shall require that the
                  collateral subject thereto shall be marked to market daily;

                           (G) in the case of a repurchase obligation of a
                  Guaranteed Counterparty, the following conditions shall also be satisfied:

                                            (1) the Trustee or the Custodian, as
                                    applicable, shall have received an Opinion of Counsel to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject, to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                                            (2) the Trustee or the Custodian, as
                                    applicable, shall have received (x) an
                                    incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company, and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                                            (3) the only conditions to the
                                    obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Trustee or the Custodian, as applicable, shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                                            (4) the guarantee of the Rated
                                    Holding Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                                            (5) each of the Rating Agencies has
                                    confirmed in writing to the Trustee or the Custodian, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Certificates; and

                           (H) the repurchase obligation shall require that the
                  repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

                  (h) any other investment with respect to which the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Certificates;

provided that, unless otherwise expressly stated herein, each of the foregoing investments shall be denominated in U.S. dollars, shall not be purchased at a premium, shall mature no later than the Business Day prior to the Distribution Date immediately following the date of purchase, and shall be required to be held to such maturity; and provided, further, that notwithstanding clauses (a) through (h) above, "Eligible Investments" shall not include any security having an "r" subscript attached to its Standard & Poor's rating.

         For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned by such Rating Agency to any of the Certificates.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "Event of Default" means an event specified in Section 10.01.

                  "Excess Amounts" means, with respect to each Distribution Date, all interest collections on or in respect of the Receivables on deposit in the Certificate Account in respect of such Distribution Date, after making the distributions to the Servicer and the Certificateholders pursuant to Section 5.06(c).

                  "Excess Proceeds" shall have the meaning assigned to such term in Section 8.06(b)(ii).

                  "Final Scheduled Distribution Date" means [_______________].

                  "Financed Vehicle" means a new, near-new or used automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

                  "Initial Yield Supplement Amount" means $[_____________] [in cash] [and receivables with an aggregate principal balance of $[__________] or other assets (including vehicle lease contracts)].

                  "Lien" means any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than, in the case of a Financed Vehicle, tax liens, mechanics' liens and any liens that attach to such Financed Vehicle by operation of law.

                  "Liquidated Receivable" means a Defaulted Receivable as to which the related Financed Vehicle has been liquidated by the Servicer.

                  "Monthly Remittance Conditions" shall have the meaning assigned to such term in Section 5.02.

                  "Moody's" means Moody's Investors Service, Inc.

                  "NARC II" means Nissan Auto Receivables Corporation II, a Delaware corporation.

                  "Net Liquidation Proceeds" means the monies collected from whatever source on a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor, plus any amounts required by law to be remitted to the Obligor.

                  "Nissan" means Nissan Motor Co., Ltd.

                  "NMAC" means Nissan Motor Acceptance Corporation, in its individual capacity and not as Servicer.

                  "Nonrecoverable Advance" means any Outstanding Advance with respect to (a) any Defaulted Receivable or (b) any Receivable as to which the Servicer determines that any recovery from payments made on or with respect to such Receivable is unlikely.

                  "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable (but excluding any Dealer in respect of Dealer Recourse).

                  "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer or the controller of the Seller or the Servicer, as the case may be.

                  "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise provided herein, be an employee of or counsel to the Issuer, the Seller or the Servicer, which counsel shall be reasonably acceptable to the Trustee or the Rating Agencies, as the case may be.

                  "Optional Purchase Percentage" means [10.00]%.

                  "Original Class A Certificate Balance" means
$[_________________].

                  "Original Class B Certificate Balance" means
$[_________________].

                  "Original Class C Certificate Balance" mans
$[__________________].

                  "Original Pool Balance" means $[_________________], the aggregate Principal Balance of the Receivables on the Cutoff Date.

                  "Outstanding Advances" " means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date that are specified in Sections 5.04(b) and 5.04(d) as applied to reimburse all unpaid Advances with respect to such Receivable.

                  "Pass-Through Rate" means the Class A Pass-Through Rate, the Class B Pass-Through Rate or the Class C Pass-Through Rate.

                  "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall have the meaning assigned to such term in Section 7.03(b).

                  "Pool Balance" as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (reduced by the principal balance of any Administrative Receivables, Warranty Receivables and Defaulted Receivables) as of the close of business on such day; provided, however, that where the Pool Balance is relevant in determining whether the requisite percentage of Class A Certificateholders or Class B Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Pool Balance shall be deemed to be reduced by the amount equal to the portion of the Pool Balance (before giving effect to this provision) represented by the interests evidenced by any Class A Certificate or Class B Certificate, as applicable, registered in the name of the Seller, the Servicer or any Person actually known by a Trustee Officer to be an Affiliate of the Seller or the Servicer.

                  "Pool Factor" for a particular Class of Certificates and any Distribution Date means a seven-digit decimal figure indicating the principal amount of the Certificate Balance of such Class of Certificates as of the close of business on the last day of the related Collection Period as a fraction of the Original Pool Balance.

                  "Principal Balance" of a Receivable, as of any date of determination, means the Amount Financed minus the sum of (a) all payments on such Receivable allocable to principal, (b) any refunded portion of extended warranty protection plan or service contract costs, or of physical damage, credit life or disability insurance premiums included in the Amount Financed,
(c) any payment of the Administrative Purchase Payment or the Warranty Purchase Payment with respect to the Receivable allocable to principal and (d) any Net Liquidation Proceeds allocable to principal.

                  "Purchase Agreement" means the agreement, dated as of the date of this Agreement, among [_________________________], relating to the purchase by the Seller from NMAC of the Receivables.

                  "Rating Agency" means, as of any date, any of the nationally recognized statistical rating organizations that has been requested by the Seller or one of its Affiliates to rate any of the Certificates and that is rating such Certificates on such date.

                  "Receivable" means any retail installment sale contract that appears on Schedule A to this Agreement (which Schedule A may be in the form of microfiche, CD, datatape or paper) and that has not been released by the Trustee from the Trust.

                  "Receivable Files" means the documents specified in Section 3.03.

                  "Record Date" means, with respect to any Distribution Date, the 14th day of the calendar month in which such Distribution Date occurs or, if Definitive Certificates have been issued, the last day of the Collection Period preceding the related Distribution Date. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections, and (ii) all distributions to any party under this Agreement and the Trust Agreement or to the related Obligor, as the case may be, in each case as determined as of the opening of business on the related Record Date.

                  "Required Deposit Rating" for so long as the Certificates shall be outstanding, shall mean a rating on (i) short-term unsecured debt obligations of P-1 by Moody's and (ii) short-term unsecured debt obligations of A-1+ by Standard & Poor's, and for any account in which deposits in excess of 30 days are to be made, so long as the Trustee's long-term unsecured debt obligations have a rating of at least "AA-" by Standard & Poor's (such short-term and long-term (if applicable) ratings being, the "Required Deposit Rating").

                  "Residual Certificate" shall have the meaning assigned to such term in Section 7.01.

                  "Required Rate" means, with respect to each Collection Period, the sum of the Servicing Rate and [specify rate].

                  "Securities Act" means the Securities Act of 1933.

                  "Scheduled Payment" on a Receivable means the payment required to be made by the Obligor during each Collection Period that is sufficient to amortize the related Principal Balance under the Simple Interest Method over the term of the Receivable and to provide interest at the APR.

                  "Seller" means [NARC II], as the seller of the Receivables under this Agreement, and each successor to [NARC II] (in the same capacity) pursuant to Section 8.03.

                  "Servicer" means NMAC, as the servicer of the Receivables and not in its individual capacity, and each successor to NMAC (in the same capacity) pursuant to Section 9.03 or Section 10.02.

                  "Servicer's Certificate" means a certificate completed and executed on behalf of the Servicer by the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the controller or any assistant controller of the Servicer pursuant to Section 4.08.

                  "Servicing Rate" means 1.00% per annum.

                  "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance, multiplied by the quotient obtained by calculating the period of time elapsed since the preceding payment of interest was made and dividing such period of time by 365.

                  "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "Specified Subordination Spread Account Balance" with respect to any Distribution Date shall mean $_____________; provided, however, that if on any Distribution Date (a) the annualized average for the preceding three Collection Periods (or such shorter number of Collection Periods as have elapsed since the Cutoff Date) of the percentage equivalents of the ratios of net losses (i.e., the net balances of all Liquidated Receivables, less any Net Liquidation Proceeds with respect to such Liquidated Receivables from that or prior Collection Periods) to the Pool Balance as of the first day of each such Collection Period exceeds ___%, or (b) the average for the preceding three Collection Periods (or such smaller number of Collection Periods as have elapsed since the Cutoff Date) of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables exceeds ___%, then the Specified Subordination Spread Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (a) and (b) above for three successive Distribution Dates) shall be a dollar amount equal to (i) __% of the Pool Balance as of the first day of the related Collection Period minus (ii) the excess of the Pool Balance over the Class A Certificate Balance as of the opening of business of the first day of such Collection Period, but in no event shall the Specified Subordination Spread Account Balance be more than $_____________ or less than $_____________; and provided further, that on any Distribution Date on which the aggregate balance of the Class A Certificates and the Class B Certificates is $______________ or less, after giving effect to the distributions on such Distribution Date, the Specified Subordination Spread Account Balance shall be the greater of the balance described above and $______________.

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

                  "State" means any state or commonwealth of the United States of America or the District of Columbia.

                  "Subordination Initial Deposit" means $_______________.

                  "Subordination Spread Account Property" shall have the meaning set forth in the Custody and Pledge Agreement.

                  "Subordination Spread Account" means the account established and maintained pursuant to the Custody and Pledge Agreement for the benefit of the Holders of the Class A Certificates and the Class B Certificates.

                  "Supplemental Servicing Fee" means the fee payable to the Servicer for certain services rendered during a Collection Period, determined pursuant to and defined in Section 4.07.

                  "Total Available Amount" means, for each Distribution Date, the sum of the Available Interest and the Available Principal.

                  "Total Servicing Fee" means the sum of the Base Servicing Fee and the Supplemental Servicing Fee.

                  "Trust" means the Nissan Auto Receivables [_______] Grantor Trust created hereunder, the estate of which shall consist of the Receivables (other than Warranty Receivables for which the Seller has paid the Warranty Purchase Payment in accordance with Section 3.02 and Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment in accordance with Section 4.06), and all monies paid thereon, and all monies accrued thereon, on or after the Cutoff Date; security interests in the Financed Vehicles and any accessions thereto; funds deposited in the Collection Account and the Certificate Account; all property (including the right to receive Net Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trustee; proceeds from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors; all Dealer Recourse; all right, title and interest of the Seller in and to the Purchase Agreement, the Yield Supplement Agreement and the Custody and Pledge Agreement; certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and the proceeds of any and all of the foregoing.

                  "Trustee" means the Person acting as Trustee under this Agreement (which initially shall be [______________________________________]), its successor in interest, and any successor trustee appointed pursuant to
Section 11.11.

                  "Trustee Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trustee Officer, any Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Trust.

                  "Trustee's Certificate" means a certificate completed and executed on behalf of the Trustee by a Trustee Officer pursuant to Section 11.02, substantially in the form of, in the case of assignment to the Seller, Exhibit F-1 and, in the case of an assignment to the Servicer, Exhibit F-2.

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

                  "USAP" shall have the meaning assigned to such term in Section 4.10.

                  "Warranty Purchase Payment," for any Warranty Receivable as of the last day of any Collection Period, means the sum of the Principal Balance thereof as of the beginning of such Collection Period plus interest accrued thereon through the due date for the Obligor's payment in such Collection Period, at the APR, after giving effect to the receipt of monies collected (from whatever source other than Advances) on such Warranty Receivable, if any, during Collection Period.

                  "Warranty Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Seller pursuant to Section 3.02.

                  "Yield Supplement Account" shall have the meaning assigned to such term in Section 6.01.

                  "Yield Supplement Agreement" means the agreement, dated as of the date of this Agreement, between [_________________________], substantially in the form attached hereto as Exhibit G.

                  "Yield Supplement Amount" means, with respect to any Distribution Date, the aggregate amount on deposit in the Yield Supplement Account after giving effect to the withdrawal therefrom of the related Yield Supplement Deposit and without regard to any amounts on deposit therein in respect of interest or investment earnings earned on the investment of amounts on deposit therein in Eligible Investments for any period.

                  "Yield Supplement Deposit" means, with respect to any Distribution Date, the amount by which (i) the aggregate amount of interest that would have been due during the related Collection Period on all Yield Supplemented Receivables if such Yield Supplemented Receivables bore interest at the Required Rate exceeds (ii) the amount of interest accrued on such Yield Supplemented Receivables at their respective APRs and due during such Collection Period.

                  "Yield Supplemented Receivable" means any Receivable that has an APR less than the Required Rate.


         SECTION 1.02. USAGE OF TERMS. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; and the term "including" means "including without limitation."

         SECTION 1.03. CUTOFF DATE AND RECORD DATE. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

         SECTION 1.04. SECTION REFERENCES. All section references shall be to Sections in this Agreement.

                                   ARTICLE II

                                    THE TRUST

         SECTION 2.01. CREATION OF TRUST. Upon the execution of this Agreement by the parties hereto, there is hereby created the Trust.

         SECTION 2.02. CONVEYANCE OF RECEIVABLES. In consideration of the Trustee's delivery to, or upon the order of, the Seller of Certificates in an aggregate amount equal to the Original Pool Balance, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, without recourse (subject to the obligations herein):

         (a) all right, title, and interest of the Seller in and to the Receivables (including all related Receivable Files) listed in Schedule A hereto and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 3.02 or the purchase of Receivables by the Servicer pursuant to Section 4.06 or 12.02) on or after the Cutoff Date;

         (b) amounts on deposit in the accounts established for the Trust;

         (c) the right of the Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any related property;

         (d) the right of the Seller in any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering the Financed Vehicles or the Obligors;

         (e) the right of the Seller through NMAC to receive payments in respect of any Dealer Recourse with respect to the Receivables;

         (f) the rights of the Seller under this Agreement, the Yield Supplement Agreement, the Purchase Agreement and the Custody and Pledge Agreement;

         (g) the right of the Seller to realize upon any property (including the right to receive future Net Liquidation Proceeds) that shall have secured a Receivable;

         (h) the right of the Seller in rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date;

         (i) all other assets comprising the corpus of the Trust; and

         (j) all proceeds of the foregoing.

         Concurrently therewith and in exchange therefor, the Trustee shall deliver to, or to the order of, the Seller the Certificates.

         SECTION 2.03. ACCEPTANCE BY TRUSTEE. The Trustee does hereby accept all consideration conveyed by the Seller pursuant to Section 2.02, and declares that the Trustee shall hold such consideration upon the trust herein set forth for the benefit of all present and future Certificate Owners, subject to the terms and provisions of this Agreement.

         SECTION 2.04. CHARACTERIZATION. Although the parties hereto intend that the transfer and assignment contemplated by this Agreement be a sale, if such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in this Agreement shall give the Trustee on behalf of the Trust a first priority perfected security interest in, to and under the Receivables and other property conveyed hereunder and all proceeds of any of the foregoing. This Agreement shall be deemed to be the grant of a security interest from the Seller to the Trustee on behalf of the Trust, and the Trustee on behalf of the Trust shall have all the rights, powers and privileges of a secured party under the UCC.

                                   ARTICLE III

                                 THE RECEIVABLES

         SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO THE RECEIVABLES. The Seller makes the following representations and warranties as to the Receivables on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Trust in accordance with the terms hereof:

         (a) Characteristics of Receivables. Each Receivable (i) has been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, has been fully and properly executed by the parties thereto, has been purchased by the Seller from NMAC pursuant to the Purchase Agreement, which in turn has purchased such Receivables from such Dealer under an existing dealer agreement with NMAC, and has been validly assigned by such Dealer to NMAC, which in turn has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller in accordance with its terms, (ii) created a valid, subsisting and enforceable security interest in favor of NMAC in such Financed Vehicle, which security interest has been validly assigned pursuant to the Purchase Agreement by NMAC to the Seller, which in turn has been validly assigned by the Seller to the Trustee in accordance with the terms hereof, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iv) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over an original term of no greater than [____] months, and (v) provides for yield interest at the related APR.

         (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement was true and correct in all material respects as of the opening of business on the Cutoff Date; the Receivables were selected at random from NMAC's retail installment sale contracts (other than contracts originated in Alabama) meeting the criteria of the Trust set forth in this Agreement; and no selection procedures believed to be adverse to the Certificateholders were utilized in selecting the Receivables.

         (c) Compliance with Law. Each Receivable, the origination of such Receivable, and the sale of the Financed Vehicle complied at the time it was originated or made and at the execution of this Agreement complies in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Soldiers and Sailors Civil Relief Act of 1940, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, state "Lemon Laws" designed to prevent fraud in the sale of automobiles and other consumer credit laws and equal credit opportunity and disclosure laws.

         (d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

         (e) Security Interest in Financed Vehicle. (i) Immediately prior to the sale, assignment and transfer thereof to the Trustee, each Receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of NMAC as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of NMAC as secured party, and (ii) as of the Cutoff Date, according to the records of NMAC, no Financed Vehicle has been repossessed and the possession thereof not reinstated.

         (f) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

         (g) No Waiver. No provision of a Receivable has been waived in a manner that is prohibited by the provisions of Section 4.01 or that would cause such Receivable to fail to meet all of the other requirements and warranties made by the Seller herein with respect thereto.

         (h) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

         (i) No Liens. To the Seller's knowledge, no liens have been filed for work, labor or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

         (j) No Default. Except for payment defaults continuing for a period of not more than 29 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen (other than deferrals and waivers of late payment charges or fees permitted hereunder).

         (k) Insurance. NMAC, in accordance with its customary procedures, has determined at the time of origination of each Receivable that the related Obligor has agreed to obtain physical damage insurance covering the Financed Vehicle and the Obligor is required under the terms of the related Receivable to maintain such insurance.

         (l) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and, immediately upon the transfer thereof, the Trustee, for the benefit of the Certificateholders, shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others. Each Receivable File contains the original certificate of title (or a photocopy or image thereof) or evidence that an application for a certificate of title has been filed. To the extent the transfer and assignment contemplated under this Agreement is deemed to be other than a sale, this Agreement and all filings described under this Agreement create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

         (m) Lawful Assignment. No Receivable has been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Certificates are unlawful, void or voidable.

         (n) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected ownership interest in the Receivables have been made or have been delivered in form suitable for filing to the Trustee in a form suitable for filing.

         (o) Chattel Paper. Each Receivable constitutes "chattel paper," as such term is defined in the UCC.

         (p) Simple Interest Receivables. All of the Receivables are Simple Interest Receivables.

         (q) One Original. There is only one original executed copy of each Receivable.

         (r) No Amendments. No Receivable has been amended such that the amount of the Obligor's Scheduled Payments has been increased.

         (s) APR. The APR of each Receivable equals or exceeds ___%.

         (t) Maturity. As of the Cutoff Date, each Receivable had a remaining term to maturity of not less than _____ payments and not greater than _____ payments.

         (u) Balance. Each Receivable had an original Principal Balance of not more than $____________ and, as of the Cutoff Date, had a Principal Balance of not less than $______ and not more than $_________.

         (v) Delinquency. No Receivable was more than 29 days past due as of the Cutoff Date and no Receivable has been extended by more than two months.

         (w) Bankruptcy. No Obligor was the subject of a bankruptcy proceeding (according to the records of NMAC) as of the Cutoff Date.

         (x) Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of NMAC.

         (y) New, Near-New and Used Vehicles. Each Financed Vehicle was a new, near-new or used automobile or light-duty truck at the time the related Obligor executed the retail installment sale contract.

         (z) Origination. Each Receivable has an origination date on or after
_____________.

         (aa) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B hereto.

         (bb) Forced-Placed Insurance Premiums. No contract relating to any Receivable has had forced-placed insurance premiums added to the amount financed.

         (cc) No Fraud or Misrepresentation. To the knowledge of the Seller, no Receivable was originated by a Dealer and sold by such Dealer to the Seller with any conduct constituting fraud or misrepresentation on the part of such Dealer.

         (dd) No Further Amounts Owed on the Receivables. No further amounts are owed by the Seller to any Obligor under the Receivables.

         (ee) No Pledge or Assignment of Receivables. Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Issuer hereunder or a financing statement as to which the security interest covering the Receivables has been released. The Seller is not aware of any judgment or tax lien filings against the Seller.

         SECTION 3.02. REPURCHASE UPON BREACH. The Seller, the Servicer or the Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties pursuant to Section 3.01 that materially and adversely affects any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Seller's election, the last day of the first Collection Period following such discovery), the Seller shall be obligated (whether or not such breach was known to the Seller on the Closing Date (as defined in the Purchase Agreement)), and the Trustee shall enforce the obligation of the Seller under this Agreement, and, if necessary, the Seller shall enforce the obligation of NMAC under the Purchase Agreement, to repurchase any Receivable materially and adversely affected by the breach as of such last day. A breach of the representation in
Section 3.01(a)(iv), (t) or (u) shall be deemed to affect materially and adversely the related Receivable. In consideration of the purchase of the Receivables, the Seller shall remit the Warranty Purchase Payment in the manner specified in Section 5.05. For purposes of this Section 3.02, the Warranty Purchase Payment of a Receivable that is not consistent with the Seller's warranty pursuant to Section 3.01(a)(iv) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein to the date of repurchase. The sole remedy of the Trustee, the Trust, or the

Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 3.01 shall be to require the Seller to repurchase Receivables pursuant to this Section 3.02 and to enforce the obligation of NMAC to the Seller to repurchase such Receivables pursuant to the Purchase Agreement.

         SECTION 3.03. CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments (collectively, the "Receivable Files") that are hereby constructively delivered to the Trustee with respect to each Receivable:

         (a) The original of the Receivable (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures) fully executed by the Obligor;

         (b) The original credit application fully executed by the Obligor (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures);

         (c) The original certificate of title (or a photocopy or other image thereof or such documents that the Servicer shall keep on file, in accordance with its customary procedures), evidencing the security interest of NMAC in the Financed Vehicle; and

         (d) Any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, the related Obligor or a Financed Vehicle.

         SECTION 3.04. DUTIES OF SERVICER AS CUSTODIAN.

         (a) Safekeeping. The Servicer shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. In accordance with its customary practices with respect to its retail installment sale contracts, the Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any material failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided in all material respects and shall promptly take appropriate action to remedy any such material failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trustee of the Receivable Files.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B to this Agreement, or at such other office as shall be specified to the Trustee by written notice from the Servicer not later than 90 days after any change in location. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trustee shall instruct. The Servicer shall permit the Trustee and its agents at any time during normal business hours upon reasonable prior notice to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

         (c) Release of Documents. Upon the occurrence and during the continuation of an Event of Default or to the extent necessary for the Trustee to comply with its obligations under this Agreement, the Servicer shall, upon instruction from the Trustee, release any Receivable File to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

         SECTION 3.05. INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by the Trustee Officer.

         SECTION 3.06. CUSTODIAN'S INDEMNIFICATION. The Servicer, as custodian, shall indemnify the Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer, as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee.

         SECTION 3.07. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian pursuant to Section 3.03 shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 3.07. If NMAC shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 10.01, the appointment of the Servicer as custodian may be terminated by the Trustee, or by the Holders evidencing not less than 25% of the Controlling Class of Certificates, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 10.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files and the related accounts and records maintained by the Servicer to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate.

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 4.01. DUTIES OF SERVICER. (a) The Servicer shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable receivables that it services for itself or others. Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables, the Servicer shall not change the amount of or reschedule the due date of any Scheduled Payment, change the APR of, or extend any Receivable, except as provided herein, or change any material term of a Receivable; provided, however, that:

                  (i) if a default, breach, violation, delinquency or event permitting acceleration under the terms of any Receivable shall have occurred or, in the judgment of the Servicer, is imminent, the Servicer may (A) extend such Receivable for credit related reasons that would be acceptable to the Servicer with respect to comparable new, near-new or used automobile or light-duty truck receivables that it services for itself, but only (1) if the final scheduled payment date of such Receivable as extended would not be later than the last day of the Collection Period preceding the Final Scheduled Distribution Date, and
         (2) the rescheduling or extension would not modify the terms of such Receivable in such a manner which would constitute a cancellation of such Receivable and the creation of a new receivable for federal income tax purposes; or (B) reduce an Obligor's monthly payment amount in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjustments in an Obligor's payment terms to the extent required by law; or

                  (ii) if at the end of the scheduled term of any Receivable, the outstanding principal amount thereof is such that the final payment to be made by the related Obligor is larger than the regularly scheduled payment of principal and interest made by such Obligor, the Servicer may permit such Obligor to pay such remaining principal amount in more than one payment of principal and interest, provided that the last such payment shall be due on or prior to the last day of the Collection Period preceding the Final Scheduled Distribution Date; and

                  (iii) the Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable.

         (b) The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending remittance advices to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and making Advances pursuant to Section 5.04.

         (c) Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Certificateholders or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles securing the Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trustee (in the case of a Receivable other than an Administrative Receivable or a Warranty Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and direction, take steps to enforce the Receivable, including bringing suit in its name or the name of the Certificateholders. The Trustee shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (d) The Servicer, at its expense, shall obtain on behalf of the Trust all licenses, including those required under the Pennsylvania Motor Vehicle Sales Finance Act and the Maryland Financial Institutions Article, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Receivables, and shall make all filings and pay all fees as may be required in connection therewith during the term hereof. Nothing in the foregoing or in any other section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, the Servicer does or would implement such programs or modify its standards, policies and procedures in respect of comparable assets serviced for itself in the ordinary course of business.

         SECTION 4.02. COLLECTION OF RECEIVABLE PAYMENTS. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable receivables that it services for itself or others.

         SECTION 4.03. REALIZATION UPON RECEIVABLES. On behalf of the Trust, the Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of comparable receivables, which may include reasonable efforts to realize upon any Dealer Recourse and selling the related Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Net Liquidation Proceeds.

         SECTION 4.04. MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Trust a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Trust for the purpose of perfecting the security interest of the Trust in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is in this capacity as agent of the Trust.

         SECTION 4.05. COVENANTS OF SERVICER.

         (a) The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession.

         (b) If the Servicer shall determine not to make an Advance related to delinquency or non-payment of any Receivable pursuant to Section 5.04 because it determines that such Advance would not be recoverable from subsequent collections on such Receivable, such Receivable shall be designated by the Servicer to be a Defaulted Receivable, provided that such Receivable otherwise meets the definition of a Defaulted Receivable.

         (c) Except with respect to Defaulted Receivables, Administrative Receivables or Warranty Receivables, the Servicer shall not (i) alter the APR of any Receivable or forgive payments on a Receivable. Except as provided in
Section 4.01, the Servicer shall not modify the number of payments under a Receivable, increase the amount financed under a Receivable or extend the due date for any payment on a Receivable.

         (d) If the Servicer shall determine not to make an Advance related to delinquency or non-payment of any Receivable pursuant to Section 5.04 because it determines that such Advance would not be recoverable from subsequent collections on such Receivable, such Receivable shall be designated by the Servicer to be a Defaulted Receivable, provided that such Receivable otherwise meets the definition of a Defaulted Receivable.

         SECTION 4.06. PURCHASE OF RECEIVABLES UPON BREACH. The Servicer or the Trustee shall inform the other party promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under the second sentence of
Section 4.01 or under Section 4.02, 4.04 or 4.05 that would materially and adversely affect any Receivable. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first Collection Period following such discovery), the Servicer shall (whether or not such breach was known to the Servicer on the Closing Date (as defined in the Purchase Agreement)) purchase any Receivable materially and adversely affected by such breach as of such last day. In consideration of the purchase of such Receivable, the Servicer shall remit the Administrative Purchase Payment (as reduced by any Outstanding Advances with respect to such Receivable) in the manner specified in Section
5.05. For the purposes of this Section 4.06, the Administrative Purchase Payment shall consist in part of a release by the Servicer of all rights of reimbursement with respect to Outstanding Advances with respect to the purchased Receivable. The sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach by the Servicer of its obligations under the second sentence of Section 4.01 or under Section 4.02, 4.04 or 4.05 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.06.

         SECTION 4.07. TOTAL SERVICING FEE. The Servicer shall be entitled to the Base Servicing Fee, as provided herein. As additional servicing compensation, the Servicer shall be entitled to an amount equal to any interest earned on the amounts deposited in the Collection Account and the Certificate Account and earned on funds held by the Servicer pending deposit therein during such Collection Period, plus an amount that may be retained by the Servicer consisting of all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law (and which comply with Prohibited Transaction Exemption 97-34) with respect to Receivables, collected (from whatever source) on the Receivables during such Collection Period (collectively, the "Supplemental Servicing Fee").

         SECTION 4.08. SERVICER'S CERTIFICATE.

         (a) On or before the tenth day of each month (or, if such tenth day is not a Business Day, then on the next succeeding Business Day), the Servicer shall deliver to (i) the Trustee (with a copy to each of the Rating Agencies),
(ii) for so long as the Custody and Pledge Agreement is in existence, the Custodian, and (iii) if any Class C Certificate is held by a Person other than the Seller or any Affiliate of the Seller, such Class C Certificateholder, a Servicer's Certificate containing all information necessary to make the distributions pursuant to Section 5.06 (including the amount of the aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer, if any, the aggregate Administrative Purchase Payments for any Administrative Receivables to be purchased by the Servicer, and the aggregate Warranty Purchase Payments for any Warranty Receivables to be purchased by the Seller) for the Collection Period preceding the date of such Servicer's Certificate, all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 5.08 and, for so long as the Custody and Pledge Agreement or a related agreement is in existence, all information necessary for the Custodian to determine the amounts necessary to be deposited in the Subordination Spread Account and the amount that may be released to the Seller. Receivables purchased or to be purchased by the Servicer or the Seller shall be identified by the Servicer by the Seller's account number with respect to such Receivable (as specified in Schedule A of this Agreement). The Trustee and the Custodian may conclusively rely on the information in any Servicer's Certificate, and shall have no duty to confirm or verify the contents thereof.

         (b) Concurrently with delivery of the Servicer's Certificate in each month, the Servicer shall deliver to the underwriters of the Class A Certificates and the Class B Certificates and, if any Class C Certificate is held by a Person other than the Seller or any Affiliate of the Seller, to such Class C Certificateholder, the Class A Certificate Factor and the Class B Certificate Factor as of the close of business on the Distribution Date occurring in such month.

         SECTION 4.09. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

         (a) The Servicer shall deliver to the Trustee and to each of the Rating Agencies on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning [________________, ______], with respect to the prior fiscal year (or with respect to the initial Officer's Certificate, the period from the date of the initial issuance of Certificates hereunder to [__________________], ______), stating that (i) a review of the activities of the Servicer during the preceding 12-month (or shorter) period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such twelve-month (or shorter) period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such Officer's Certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         (b) The Servicer shall deliver to the Trustee and to each of the Rating Agencies promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any Event of Default or event that with the giving of notice or lapse of time, or both, would become an Event of Default under Section 10.01. The Seller shall deliver to the Trustee and to each such Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event that with the giving of notice or lapse of time, or both, would become an Event of Default under Section 10.01(a)(ii) or of any lowering of the rating described in clause
(ii) of the definition of "Monthly Remittance Condition".

         SECTION 4.10. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT'S REPORT. The Servicer shall cause a firm of independent certified public accountants, who may also render other services to the Servicer or to the Seller, to deliver to the Trustee and each of the Rating Agencies, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning [______________, _______], with respect to the prior fiscal year (or with respect to the initial reports, the period from the date of the initial issuance of Certificates hereunder to [________________, _______]) the following reports:
(a) a report that such firm has audited the consolidated financial statements of the Servicer in accordance with generally accepted auditing standards, that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants ("AICPA"), and expressing such firm's opinion thereon; and (b) a report indicating that such firm has examined, in accordance with standards established by AICPA, management's assertion about the Servicer's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as such standards relate to automobile and light-duty truck loans serviced for others, and expressing such firm's opinion on such management assertion (the "Annual USAP Report"). Upon the request of a Certificate Owner, the Trustee shall promptly provide such Certificate Owner with a copy of such Annual USAP Report. For all purposes of this Agreement, the Trustee may rely on the representation of any Person that it is a Certificate Owner.

         SECTION 4.11. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Certificateholders access to the Receivable Files in such cases where the Certificateholders shall be required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.12. APPOINTMENT OF SUBSERVICER. So long as NMAC acts as the Servicer, the Servicer may at any time without notice or consent subcontract substantially all its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan. The Servicer may at any time perform specific duties as servicer under this Agreement through other subcontractors; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.

         SECTION 4.13. SERVICER EXPENSES. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and the Trustee, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Certificateholders and all other fees and expenses not expressly stated under this Agreement to be for the account of the Certificateholders.

                                    ARTICLE V

                  DISTRIBUTIONS; SUBORDINATION SPREAD ACCOUNTS;
                        STATEMENTS TO CERTIFICATEHOLDERS

         SECTION 5.01. ACCOUNTS. The Servicer shall establish the Collection Account and the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. Each of the Collection Account and the Certificate Account shall be a segregated trust account initially established with the Trustee and maintained with the Trustee so long as (a) the deposits of the Trustee have the Required Deposit Rating or (b) the Collection Account or the Certificate Account, as the case may be, is maintained in a segregated trust account in the trust department of the Trustee; provided, however, that all amounts held in the Collection Account and the Certificate Account shall, to the extent permitted by applicable laws, rules and regulations and as directed by the Servicer, be invested by the Trustee in Eligible Investments and such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required distributions on the Distribution Date; provided, that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date; provided, however, that such investment shall be sold not later than the Business Day preceding the next Distribution Date. Should the short-term unsecured debt obligations of the Trustee no longer have the Required Deposit Rating then, unless the Collection Account and the Certificate Account are maintained in segregated trust accounts in the trust department of the Trustee, the Servicer shall, with the Trustee's assistance as necessary and within ten Business Days of receipt of notice from the Trustee that the Trustee no longer has the Required Deposit Rating, cause the Collection Account and the Certificate Account (a) to be moved to segregated trust accounts in a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating, or (b) to be moved to the trust department of the Trustee. Earnings on the investment of funds in the Collection Account and the Certificate Account shall be paid to the Servicer on each Distribution Date as servicing compensation, and any losses and investment expenses shall be charged against the funds on deposit in the Collection Account or the Certificate Account, as the case may be.

         SECTION 5.02. COLLECTIONS. The Servicer shall remit to the Collection Account (a) all payments by or on behalf of the Obligors in respect of the Receivables (excluding payments on Administrative Receivables or Warranty Receivables and amounts constituting Supplemental Servicing Fees) and (b) all Net Liquidation Proceeds, not later than the first Business Day after receipt thereof. Prior to each Distribution Date, for so long as the Custody and Pledge Agreement or any similar agreement is in existence, the Servicer shall notify the Custodian that the Custodian will be required to remit to the Collection Account from the Subordination Spread Account the lesser of (i) the amount of the Subordination Spread Account, (ii) the amounts, if any, required to be distributed to Class A Certificateholders from the Subordination Spread Account pursuant to Sections 5.06(c)(ii) and 5.06(c)(iii), and (iii) the amounts, if any, required to be distributed to Class B Certificateholder, from the Subordination Spread Account pursuant to Sections 5.06(c)(iv) and 5.06(c)(v). Notwithstanding the foregoing, the Servicer shall be entitled to withhold or to be reimbursed from amounts otherwise payable into or on deposit in the Collection Account, as the case may be, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting. Accordingly, notwithstanding the provisions of the first sentence of this Section 5.02, the Servicer shall remit collections received during a Collection Period to the Collection Account in immediately available funds on the Business Day prior to the related Distribution Date but only for so long as (i) NMAC is the Servicer, (ii) the rating of the Servicer's short-term unsecured debt obligations is at least "P-1" by Moody's and the rating of the Servicer's (or, if NMAC is the Servicer and the Servicer then has no short-term rating from Standard & Poor's, Nissan Capital of America, Inc.'s) short-term unsecured debt obligations is at least "A-1" by Standard & Poor's (so long as Moody's and Standard & Poor's are Rating Agencies), and (iii) no Event of Default shall have occurred and be continuing (each, a "Monthly Remittance Condition"); except that the requirement in clause
(i) above shall not apply if the Class A Certificates and the Class B Certificates are not then outstanding and the Class C Certificates do not have an investment grade rating. Notwithstanding the foregoing, if a Monthly Remittance Condition is not satisfied, the Servicer may utilize an alternative remittance schedule (which may include the remittance schedule utilized by the Servicer before the Monthly Remittance Condition became unsatisfied), if the Servicer provides to the Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the ratings then assigned to such Certificates. The Servicer shall give the Trustee and each Rating Agency written notice of the failure of any Monthly Remittance Condition (and any subsequent curing of a failed Monthly Remittance Condition) as soon as practical after the occurrence thereof but in no event later than 10 Business Days after obtaining knowledge thereof (it being understood that if the Monthly Remittance Condition is not satisfied as of the Closing Date no such notice shall be required in connection therewith). The Trustee shall not be deemed to have knowledge of any event or circumstance under clause (ii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Trustee has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or from the Holders of Certificates evidencing not less than 25% of the Class A Certificate Balance or the Class B Certificate Balance, or a Trustee Officer in the Corporate Trust Office with knowledge hereof or familiarity herewith has actual knowledge of such event or circumstance. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made by Persons other than the Servicer.

         SECTION 5.03. APPLICATION OF COLLECTIONS. As of the Business Day immediately preceding the related Distribution Date, all collections for the related Collection Period with respect to each Receivable shall be applied by the Servicer as follows:

         (a) first, to interest accrued to date on such Receivable;

         (b) second, to principal until the Principal Balance of such Receivable is brought current;

         (c) third, to reduce the unpaid late charges (if any) as provided in such Receivable; and

         (d) fourth, to prepay principal on such Receivable.

         SECTION 5.04. ADVANCES.

         (a) The Servicer shall make a payment with respect to each Receivable (other than an Administrative Receivable, a Warranty Receivable or a Liquidated Receivable) equal to the excess, if any, of (i) the product of the Principal Balance of such Receivable as of the first day of the related Collection Period and one-twelfth of its APR (calculated on the basis of a 360-day year comprised of twelve 30-day months), over (ii) the interest actually received by the Servicer with respect to such Receivable from the Obligor or from payments of the Administrative Purchase Payment or the Warranty Purchase Payment, as the case may be, during such Collection Period. The Servicer will not be obligated to make an Advance in respect of a Receivable (other than an Advance in respect of an interest shortfall arising from the prepayment of a Receivable) to the extent that the Servicer, in its sole discretion, shall determine that the Advance constitutes a Nonrecoverable Advance. With respect to each Receivable, the Advance shall increase the Outstanding Advances. No Advances will be made with respect to the Principal Balance of the Receivables. The Servicer shall deposit all such Advances into the Collection Account in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the related Distribution Date. To the extent that the amount set forth in clause (ii) above with respect to a Receivable is greater than the amount set forth in clause (i) above with respect thereto, such amount shall be distributed to the Servicer pursuant to Section 5.06(a)(ii); provided, however, that, notwithstanding anything else herein, the Servicer shall not be reimbursed for any amounts representing an Advance, or any portion thereof, made in respect of an interest shortfall arising from the prepayment of a Receivable.

         (b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable pursuant to Section 5.06(a)(ii): (i) subsequent payments made by or on behalf of the related Obligor, (ii) Net Liquidation Proceeds, and (iii) the Warranty Purchase Payments.

         (c) To the extent that the Servicer has determined that any Outstanding Advance is a Nonrecoverable Advance, the Servicer may provide to the Trustee an Officer's Certificate setting forth the amount of such Nonrecoverable Advance, and on the related Distribution Date, the Trustee shall remit to the Servicer from funds on deposit in the Collection Account an amount equal to the amount of such Nonrecoverable Advance pursuant to Section 5.06(a)(iii).

         (d) For so long as the Monthly Remittance Conditions are satisfied, in lieu of causing the Servicer first to deposit and then the Trustee to remit to the Servicer the amounts described in clauses (i) through (iii) of Section 5.04(b) reimbursable in respect on Outstanding Advances, or the amounts described in Section 5.04(c) applicable in respect of Nonrecoverable Advances, the

Servicer may deduct such amounts from deposits otherwise to be made into the Collection Account.

         (e) Notwithstanding the provisions of Section 5.04(a), no successor servicer, including the Trustee, shall be obligated to make Advances unless it has expressly agreed to do so in writing.

         SECTION 5.05. ADDITIONAL DEPOSITS.

         (a) The Servicer shall deposit into the Collection Account the aggregate amount of Advances pursuant to Section 5.04(a). The Servicer and the Seller shall deposit in the Collection Account the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Section
4.06 and the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 3.02, and the Servicer shall deposit therein all amounts to be paid under Section 12.02. All such deposits with respect to a Collection Period shall be made, in immediately available funds, by 5:00 p.m., New York City time, on the Business Day immediately preceding the Distribution Date related to such Collection Period.

         (b) All deposits required to be made pursuant to this Section 5.05 by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the related Distribution Date. At the direction of the Servicer, the Trustee shall invest such amounts in Eligible Investments maturing not later than 3:00 P.M. New York City Time, on the related Distribution Date.

         SECTION 5.06. DISTRIBUTIONS.

         (a) On each Distribution Date, the Trustee shall cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Distribution Date:

                  (i) From the Collection Account to the Certificate Account, in immediately available funds, the entire amount then on deposit in the Collection Account; provided, however, that if the Servicer is required to make deposits to the Collection Account on a daily basis pursuant to
         Section 5.02, the amount of the funds transferred from the Collection Account to the Certificate Account will include only those funds that were deposited in the Collection Account for the Collection Period related to such Distribution Date.

                  (ii) From the Certificate Account to the Servicer, in immediately available funds, from amounts on deposit or amounts received from Obligors and allocable to interest, the amount payable in respect of Outstanding Advances pursuant to the last sentence of
         Section 5.04(a) and Section 5.04(b).

                  (iii) From the Certificate Account to the Servicer, in immediately available funds, any payments in respect of Nonrecoverable Advances required and to the extent set forth in Section 5.04(c).

         (b) The Servicer shall calculate on each Determination Date the Total Available Amount, the Available Interest, the Available Principal, the Class A Distributable Amount, the Class B Distributable Amount and the Class C Distributable Amount and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, determine the amount distributable to Certificateholders of each class.

         (c) The rights of the Class B Certificateholders and the Class C Certificateholders to receive distributions in respect of the Class B Certificates and the Class C Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates as provided below. In addition, the rights of the Class C Certificateholders to receive distributions in respect of the Class C Certificates shall be and hereby are subordinated to the rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates as provided below. On each Distribution Date, the Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.08) shall make the following distributions (after payment of the Supplemental Servicing Fee, to the extent not previously retained by the Servicer) from the Certificate Account in the following order of priority:

                  (i) first, to the Servicer, from Available Interest, the Base Servicing Fee and all unpaid Base Servicing Fees from prior Collection Periods, if any;

                  (ii) second, to the Class A Certificateholders, from Available Interest (as such Available Interest has been reduced as described in clause (i) above), an amount equal to the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall as of the close of business on the preceding Distribution Date; and if such Available Interest is insufficient, the Class A Certificateholders will receive such shortfall first, from monies on deposit in the Subordination Spread Account, and second, if such amounts are insufficient, from the Class C Percentage of Available Principal, and third, if such amounts are insufficient, from the Class B Percentage of Available Principal;

                  (iii) third, to the Class A Certificateholders, from Available Principal, an amount equal to the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; and if such Available Principal is insufficient, the Class A Certificateholders will receive such shortfall first, from monies on deposit in the Subordination Spread Account, and second, if such amounts are insufficient, from Available Interest (as such Available Interest has been reduced as described in clauses (i) and (ii) above);

                  (iv) fourth, to the Class B Certificateholders, from Available Interest (as such Available Interest has been reduced by the distributions described above in clauses (i), (ii) and (iii) above), an amount equal to the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall as of the close of business on the preceding Distribution Date; and if such Available Interest is insufficient, the Class B Certificateholders will receive such shortfall first, from monies on deposit in the Subordination Spread Account, and second, if such amounts are insufficient, from the Class C Percentage of Available Principal;

                  (v) fifth, to the Class B Certificateholders, from Available Principal (as such Available Principal has been reduced as described in clauses (iii) and (iv) above), an amount equal to the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; and if such Available Principal is insufficient, the Class B Certificateholders will receive such shortfall first, from monies on deposit in the Subordination Spread Account, and second, if such amounts are insufficient, from Available Interest (as such Available Interest has been reduced as described in clauses (i), (ii),
         (iii) and (iv) above);

                  (vi) sixth, to the Class C Certificateholders, from Available Interest (as such Available Interest has been reduced as described in clauses (i), (ii), (iii), (iv) and (v) above), an amount equal to the sum of the Class C Interest Distributable Amount and any outstanding Class C Interest Carryover Shortfall as of the close of business on the preceding Distribution Date;

                  (vii) seventh, to the Class C Certificateholders, from Available Principal (as such Available Principal has been reduced as described in clauses (iii), (iv) and (v) above), an amount equal to the sum of the Class C Principal Distributable Amount and any outstanding Class C Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; and if such Available Principal is insufficient, the Class C Certificateholders will receive such shortfall from Available Interest (as such Available Interest has been reduced as described in clauses (i), (ii), (iii), (iv), (v) and (vi) above); and

                  (viii) eighth, to the Seller, any Excess Amounts, except to the extent required to be deposited in the Subordination Spread Account pursuant to the Custody and Pledge Agreement;

provided, however, that amounts otherwise distributable to the holders of Class C Certificates pursuant to clauses (vi) and (vii) above shall be deposited by the Trustee on behalf of such holders in the Subordination Spread Account to the extent of any deficiency in the Specified Subordination Spread Account Balance. For purposes of all of the provisions of this Agreement, all such amounts deposited in the Subordination Spread Account shall be deemed to have been distributed pro rata to the holders of Class C Certificates and contributed by such holders to the Subordination Spread Account pursuant to the Custody and Pledge Agreement.

                  Notwithstanding anything herein to the contrary, no amount shall be paid to the Certificateholders in respect of any Yield Supplement Deposit with respect to a Receivable, except to the extent of amounts withdrawn from the Yield Supplement Account and deposited in the Certificate Account or paid to the Certificate Account by the Seller pursuant to the Yield Supplement Agreement; provided, however, that, if an insufficiency of funds in the Yield Supplement Account would result in a shortfall of interest, the amount of such shortfall shall be withdrawn from the Subordination Spread Account and deposited in the Certificate Account prior to such Distribution Date. Other withdrawals and deposits into the Subordination Spread Account shall be made as provided in the Custody and Pledge Agreement.

         (d) Subject to Section 12.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of any class of record on the preceding Record Date either by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder is the Seller or a Clearing Agency and shall have provided to the Trustee appropriate instructions prior to such Distribution Date, or, if not, by check mailed to such Certificateholder (such check to be mailed as soon as reasonably practicable on or after such Distribution Date) at the address of such holder appearing in the Certificate Register, the amounts to be distributed to such Certificateholder pursuant to such holder's Certificates.

         SECTION 5.07. NET DEPOSITS. For so long as each Monthly Remittance Condition is satisfied (or the rating agency confirmation described in the fifth sentence of Section 5.02 has been obtained), the Servicer (in whatever capacity) may make the remittances pursuant to Sections 5.02 and 5.05 above net of amounts to be distributed to the Servicer (in whatever capacity) pursuant to Section 5.06(a)(ii), Section 5.06(a)(iii) or Section 5.06(c). In addition, the Seller agrees that such remittances may be made net of amounts to be distributed to the Seller hereunder and under the Custody and Pledge Agreement, if any. Accounts between the Seller and the Servicer will be adjusted accordingly. Nonetheless, the Servicer shall account for all of the above described remittances and distributions (except for the Supplemental Servicing Fee to the extent that the Servicer is entitled to retain such amounts) in the Servicer's Certificate as if the amounts were deposited and/or transferred separately.

         SECTION 5.08. STATEMENTS TO CERTIFICATEHOLDERS.

         (a) On each Distribution Date, the Trustee shall include with each distribution to each Class A Certificateholder and Class B Certificateholder, and, if the Class C Certificateholder is not the Seller or an Affiliate of the Seller, to the Class C Certificateholder, a statement (which statement shall also be provided to each Rating Agency) based on information in the Servicer's Certificate furnished pursuant to Section 4.08, setting forth for the Collection Period relating to such Distribution Date the following information:

                  (i) the amount of such distribution allocable to principal;

                  (ii) the amount of such distribution allocable to interest;

                  (iii) the amount of such distribution allocable to the Yield Supplement Deposit, if any, plus reinvestment income, if any, on the Yield Supplement Account;

                  (iv) the amount on deposit in the Yield Supplement Account;

                  (v) the Pool Balance as of the close of business on the last day of the related Collection Period;

                  (vi) the amount of the Base Servicing Fee paid to the Servicer with respect to the related Collection Period, the Class A Certificateholder's, the Class B Certificateholder's, or the Class C Certificateholder's Class A Percentage, Class B Percentage, or Class C Percentage, as the case may be, of the Base Servicing Fees, the amount of any unpaid Base Servicing Fees and the change in such amount from that of the prior Distribution Date;

                  (vii) the amount of the Class A Interest Carryover Shortfall, the Class A Principal Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class B Principal Carryover Shortfall, the Class C Interest Carryover Shortfall and the Class C Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from the preceding Distribution Date;

                  (viii) the Class A Certificate Balance, the Class A Certificate Factor, the Class A Pool Factor, the Class B Certificate Balance, the Class B Certificate Factor, the Class B Pool Factor and the Class C Certificate Balance as of such Distribution Date;

                  (ix) the amounts otherwise distributable to the Class B Certificateholders and Class C Certificateholders that are distributed to Class A Certificateholders on such Distribution Date, and the amount otherwise distributable to the Class C Certificateholders that is distributed to the Class B Certificateholders or deposited in the Subordination Spread Account on such Distribution Date;

                  (x) for so long as the Custody and Pledge Agreement or a related agreement is in existence, the balance of the Subordination Spread Account, as the case may be, on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from the preceding Distribution Date;

                  (xi) the amount of Advances made in respect of the Receivables during the related Collection Period and the amount of the unreimbursed Advances on such Distribution Date;

                  (xii) the amount of defaults and net losses on the Receivables for the related Collection Period; and

                  (xiii) the number of delinquencies on the Receivables as a percentage of the number of Receivables.

         (b) Copies of such statements may be obtained by Certificate Owners from the Trustee by a request in writing. The Trustee shall provide such copies promptly after such requests.

         (c) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, but not later than the latest date permitted by law, the Trustee shall make available with the Clearing Agency holding Book-Entry Certificates or, if Definitive Certificates have been issued, mail to each Person who at any time during such calendar year shall have been a holder of a Definitive Certificate (other than the Seller or any Affiliate of the Seller) a statement containing the sum of the amounts or the amount as of the end of such calendar year, as the case may be, set forth in clauses
(i), (ii), (iii), (v), (vi) and (vii) of Section 5.08(a) above and such other information, if any, as the Servicer determines is necessary to ascertain the Certificateholder's share of the gross income and deductions of the Trust (exclusive of the Supplemental Servicing Fee) or is otherwise necessary under applicable law for the preparation of the federal income tax returns by Certificateholders for such calendar year or, if such Person shall have been a holder of a Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.

         SECTION 5.09. NO PETITION. Each the Servicer and the Trustee (not in its individual capacity but solely as Trustee) covenants and agrees that, prior to the date which is one year and one day after the date upon which the Certificates are paid in full, it will not at any time file, join in any filing of, or cooperate with or encourage others to file any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Seller. This Section 5.09 shall survive the termination of this Agreement or the termination of the Servicer or the Trustee, as the case may be, under this Agreement.

                  Each Certificateholder hereby covenants and agrees that it will not at any time file, join in any filing of, or cooperate with or encourage others to file bankruptcy, reorganization arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law against the Seller in connection with any obligations relating to the Certificates.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01. YIELD SUPPLEMENT ACCOUNT. (a) In order to assure that sufficient amounts to make required distributions of interest to Certificateholders will be available, the [Servicer] [Trustee], pursuant to [the Securities Account Control Agreement and] the Yield Supplement Agreement, will establish and maintain with the [Securities Intermediary] [Trustee] a segregated trust account (the "Yield Supplement Account") in the name of the Trustee which will include the money and other property deposited and held therein pursuant to the Yield Supplement Agreement and this Section 6.01.

         (a) On or prior to the Closing Date, the Seller shall [[make a capital contribution to the Trust by depositing an amount equal to $___________] [deposit an amount equal to $_________] [in cash] into the Yield Supplement Account][, transfer retail installment sales contracts with an aggregate principal balance, as of the Cut-Off Date, of $_________ to the Trust] [and transfer receivables [or other assets] in an amount, collectively, equal to $__________ to the Trust] ([the][collectively,] "Initial Yield Supplement Amount"). [On each Distribution Date, the Servicer will deposit payments received with respect to the retail installment sales contracts referred to above into the Yield Supplement Account.] [On each Distribution Date, the Servicer will deposit payments received with respect to those receivables or other assets referred to above into the Yield Supplement Account.] On each Distribution Date, to the extent amounts then on deposit in the Yield Supplement Account are sufficient therefor, the Trustee will withdraw amounts then on deposit in the Yield Supplement Account in an amount equal to the Yield Supplement Deposit[, comprising a portion of the Available Interest to be distributed in accordance with Section 5.06 and this Section,] with respect to such Distribution Date and deposit such amounts into the Collection Account for application pursuant to
Section 5.06. On each Distribution Date, if the amount on deposit in the Yield Supplement Account (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Required Yield Supplement Amount, the Trustee [will distribute any remaining amounts and all rights to the Yield Supplement Account and all other collateral registered or held therein to the Seller [or third party]]. Upon such distribution to the Seller [or third party], the Certificateholders will have no further rights in, or claims to, such amount.

         (b) All amounts held in the Yield Supplement Account shall be invested by the [Trustee, as directed in writing by the Servicer,] [Servicer] in Eligible Investments [; provided that if (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Yield Supplement Account to the Trustee by 5:00 p.m. Eastern Time (or such other time as may be agreed by the Servicer and the Trustee) on any Business Day, or (ii) an Event of Default shall have occurred and be continuing but the Certificates shall not have been declared due then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Yield Supplement Account in one or more Eligible Investments specified in clauses (i), (iv) or (vi) of the definition of Eligible Investments]. All such Eligible Investments shall mature not later than the Business Day preceding the next Distribution Date, in such manner that such amounts invested shall be available to make the required deposits on the Distribution Date; provided that if permitted by the Rating Agencies, monies on deposit therein may be invested in Eligible Investments that mature later than the Business Day preceding the next Distribution Date. [The Servicer will not direct the Trustee to make] [The Trustee will not make] any investment of any funds or to sell any investment held in the Yield Supplement Account unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person[, and, in connection with any direction to the Trustee to make any such investment or sale, if requested by the Trustee, the Servicer shall deliver to the Trustee an Opinion of Counsel, reasonably acceptable to the Trustee, to such effect]. [Earnings, if any, on investment of funds in the Yield Supplement Account shall be deposited in the Collection Account on each Distribution Date, and losses and any investment expenses shall be charged against the funds on deposit therein.] [The Trustee shall incur no liability for the selection of investments or for losses thereon absent its own negligence or willful misfeasance. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity date or the failure of the Servicer to provide timely written investment directions.]

         (c) [The Trustee and the Seller will treat the Yield Supplement Account, all funds therein and all net investment income with respect thereto as assets of the Trust for federal income tax and all other purposes.]

         (d) If for any reason the Yield Supplement Account is no longer an Eligible Deposit Account, the Relevant Trustee shall promptly cause the Yield Supplement Account to be moved to another institution or otherwise changed so that the Yield Supplement Account becomes an Eligible Deposit Account.

         (e) The Trustee shall not enter into any subordination or intercreditor agreement with respect to the Yield Supplement Account.

         (f) Upon termination of the Trust pursuant to 12.01, any amounts on deposit in the Yield Supplement Account, after payment of all amounts due to the Certificateholders, shall be paid to the [Seller] [third party].]

         SECTION 6.02. CUSTODY AND PLEDGE AGREEMENT. The Seller and the Trustee, as initial Custodian, shall enter into the Custody and Pledge Agreement or otherwise provide such partial credit support, if any, as may be necessary for each Rating Agency to provide those ratings necessary to satisfy the related condition precedent to the underwriters' obligation to purchase the Class A Certificates and the Class B Certificates.

         SECTION 6.03. LIMITATIONS ON THE TRUST. The Trust shall not (a) incur any indebtedness or obligations or (b) engage in any business activity other than acquiring and holding the assets of the Trust, issuing the Certificates and making payments thereon, each in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                THE CERTIFICATES

         SECTION 7.01. THE CERTIFICATES. The Class A Certificates and the Class B Certificates shall be issued in denominations of $1,000 and integral multiples thereof; the Class C Certificates shall be issued in denominations of $100,000 or in any amount in excess thereof, in each case in fully registered form and integral multiples thereof; provided, however, that one Class A Certificate, one Class B Certificate and one Class C Certificate may be issued in a denomination equal to the residual amount (the "Residual Certificate"). The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trustee Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         SECTION 7.02. AUTHENTICATION OF CERTIFICATES. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president or any vice president, without further corporate action by the Seller, in authorized denominations, pursuant to this Agreement. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, Exhibit B or Exhibit C hereto executed by the Trustee by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 7.03. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 7.07, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Certificate Registrar.

         (b) The Class C Certificates shall initially be retained by the Seller. No transfer of a Class C Certificate shall be made unless (i) the registration requirements of the Securities Act, and any applicable State securities laws are complied with, (ii) such transfer is exempt from the registration requirements under the Securities Act and any applicable State securities laws or (iii) the prospective transferee of the Class C Certificate certifies in writing to the Seller and the Trustee, to the Seller's satisfaction, that such transferee is a Qualified Institutional Buyer (as defined in Rule 144A under said Act); provided, however, that no such transfer pursuant to clause (i), (ii) or (iii) shall be made (A) if such transfer would result in a downgrading or withdrawal of the rating of any Rating Agency or (B) if such transfer would cause the Trust or any arrangements identified in the Custody and Pledge Agreement to be characterized as an association taxable as a corporation or otherwise adversely affect the federal, state or local income tax status of the Trust and (C) unless the Custody and Pledge Agreement is amended, in form and substance satisfactory to the Trustee and the Seller, in order to reflect such transfer and cause such transferee to be bound by the obligations thereunder. If a transfer is to be made in reliance upon an exemption from the Securities Act or any applicable State securities laws to a Person other than a Qualified Institutional Buyer, the Class C Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee must each certify in writing to the Seller and the Trustee the facts surrounding such transfer and, at the request of the Seller, provide both the Seller and the Trustee with an Opinion of Counsel in form and substance satisfactory to the Seller that such transfer may be made pursuant to an exemption from the Securities Act or any applicable State securities laws and such transfer will not result in the Trust or any arrangements identified in the Custody and Pledge Agreement from being characterized as an association taxable as a corporation or otherwise adversely affect the federal, state or local income tax status of the Trust, which Opinion of Counsel shall not be an expense of the Seller or the Trustee. Neither the Seller nor the Trustee is under an obligation to register the Class C Certificates under the Securities Act or any other securities law.

         (c) No transfer of a Class A Certificate, or beneficial interest therein, shall be made unless the Trustee shall have received a representation from the transferee thereof substantially in the form of Exhibit H-1 to the effect that:

                  (i) such transferee is not an employee benefit plan or an arrangement subject to Section 406 of ERISA or a plan subject to
         Section 4975 of the Code (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer; or

                  (ii) if such transferee is a Plan, then:

                           (A) such Plan is an "accredited investor" as defined
                  in Rule 501(a)(1) of Regulation D under the Securities Act;

                           (B) such Plan's investment in the Class A
                  Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of such transfer; and

                           (C) immediately after the acquisition, no more than
                  25% of the assets of the Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity.

         (d) Without limiting the generality of Section 7.03(b), no transfer of a Class B Certificate or Class C Certificate, or beneficial interest therein, shall be made unless the Trustee shall have received a representation from the transferee thereof substantially in the form of Exhibit H-2 to the effect that such transferee (A) is not a Plan nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer, or (B) is an insurance company purchasing a Class B Certificate or Class C Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) as to which there is a Plan with respect to which the amount of such general account's reserves and liabilities for the contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization does not exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition.

         (e) For purposes of Sections 7.04(c) and (d), with respect to any Certificate that is a Book-Entry Certificate, the representations contained therein shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of an interest in such Certificate. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate, or a beneficial interest therein, to or on behalf of a Plan or a person acting on behalf of a Plan or using the assets of a Plan to effect such transfer not exempt pursuant to PTCE 97-34 or to an insurance company purchasing with funds from a general account not exempt pursuant to PTCE 95-60 shall be void and of no effect.

         (f) To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any Certificate that is in fact not permitted by this Section 7.03 or for making any payments due on such Certificate to the Certificateholder thereof or taking any other action with respect to such Certificateholder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

         (g) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing.

Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee.

         (h) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         SECTION 7.04. MUTILATED, DESTROYED, LOST, OR STOLEN CERTIFICATES. If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 7.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 7.04 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 7.05. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee or the Certificate Registrar shall treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.06 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         SECTION 7.06. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list, in such form as the Servicer may reasonably require, of the names and addresses of all Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates aggregating not less than 25% of the Class A Certificate Balance or the Class B Certificate Balance, apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders of their class with respect to their rights under this Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, request from the Clearing Agency and make available to such Certificateholders access during normal business hours to the current list of Certificateholders of such class. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 7.07. MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 7.08. BOOK-ENTRY CERTIFICATES. The Class A Certificates and the Class B Certificates, upon original issuance, will be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency (or a custodian therefor), by, or on behalf of, the Seller. The Class A Certificates and the Class B Certificates delivered to The Depository Trust Company shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, except as provided in
Section 7.10. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to
Section 7.10:

         (a) the provisions of this Section 7.08 shall be in full force and effect;

         (b) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A Certificates and the Class B Certificates) as the authorized representative of the Certificate Owners;

         (c) to the extent that the provisions of this Section 7.08 conflict with any other provisions of this Agreement, the provisions of this Section 7.08 shall control;

         (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 7.10, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Certificates and the Class B Certificates to such Clearing Agency Participants; and

         (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders evidencing a specified percentage of the Controlling Class of Certificates, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the Controlling Class of Certificates and has delivered such instructions to the Trustee. The Trustee shall have no obligation to ascertain whether the Clearing Agency has in fact received any such instructions.

         SECTION 7.09. NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Class A Certificateholders or the Class B
Certificateholders are required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 7.10, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Class A Certificates and the Class B Certificates to the Clearing Agency.

         SECTION 7.10. DEFINITIVE CERTIFICATES. If (a)(i) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the Depository Agreement, and
(ii) the Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (c) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than a majority of the Class A Certificate Balance or Class B Certificate Balance, as applicable, advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of such class, then the Trustee shall notify the Clearing Agency and request that the Clearing Agency notify all Certificate Owners of such class of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such class requesting the same. Upon surrender to the Trustee of the Certificates of such class by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the applicable Definitive Certificates of such class and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Seller, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                                  ARTICLE VIII

                                   THE SELLER

         SECTION 8.01. REPRESENTATIONS OF SELLER. The Seller makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trustee:

         (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business, as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire and own the Receivables. The location of the Seller's chief executive office and principal place of business is Torrance, California.

         (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

         (c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

         (d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller (other than a good faith purchaser for value in the ordinary course of business who takes actual possession of one or more Receivables); and this Agreement is a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

         (f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Seller's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Yield Supplement Agreement, the Custody and Pledge Agreement or the Certificates; (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, , the Yield Supplement Agreement, the Custody and Pledge Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Yield Supplement Agreement, the Custody and Pledge Agreement or the Certificates; or (iv) relating to the Seller and which would adversely affect the federal or any state income tax attributes of the Certificates.

         SECTION 8.02. LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.



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
         (a) The Seller shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

         (b) The Seller shall indemnify, defend and hold harmless the Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's violation of federal or state securities laws in connection with the registration or the sale of the Certificates.

                  Indemnification under this Section 8.02 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payment to the Trustee pursuant to this Section 8.02 and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall promptly repay such amounts to the Seller, without interest (except to the extent the recipient collects interest from others).

                  Promptly after receipt by a party indemnified under this
Section 8.02 (for purposes of this paragraph, an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim is to be made in respect thereof against the Seller under this Section 8.02, notify the Seller of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 8.02 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an Opinion of Counsel to the Indemnified Party stating that there is a conflict of interest, be counsel to the Seller), and the Seller will not be liable to such Indemnified Party under this Section 8.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section 8.02 shall survive the termination of this Agreement or the resignation or removal of the Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 8.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest (except to the extent received by such Person).

         SECTION 8.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Subject to Section 8.06, any Person (a) into which the Seller may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Seller shall be a party, (c) succeeding to the business of the Seller or (d) that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, will be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that
(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, (ii) the Seller shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger or succession and such agreement or assumption comply with this Section 8.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) the Seller shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to perfect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Seller shall provide notice of any merger, consolidation or succession pursuant to this
Section 8.03 to each Rating Agency. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), (c) or (d) above.

         SECTION 8.04. LIMITATION ON LIABILITY OF SELLER AND OTHERS.

         (a) Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Seller or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Seller may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and its obligations under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Seller and the Seller will not be entitled to be reimbursed therefor.

         SECTION 8.05. SELLER MAY OWN CERTIFICATES. The Seller and any Affiliate of the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder" specified in Section 1.01 and except as otherwise specifically provided herein. Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates, except as otherwise expressly provided in this Agreement.

         SECTION 8.06. ADDITIONAL COVENANTS.

         (a) The Seller agrees with the Certificate Owners and each Rating Agency that the Seller shall not issue any additional securities that could reasonably be expected to affect materially and adversely the rating of the Certificates issued pursuant to this Agreement unless it shall have first obtained the written consent of each Rating Agency to the effect that such issuance will not materially adversely affect such rating; provided that, the issuance of another series of certificates pursuant to an agreement with terms substantially similar to the terms of this Agreement shall not be deemed to materially and adversely affect the ratings on the Certificates. The Seller shall provide a copy of any such consent to the Trustee.

         (b) The Seller shall not do any of the following without the prior written consent of each Rating Agency (other than Moody's), which consent shall be to the effect that the acts set forth below shall not affect materially adversely such rating) and, upon the Seller's receipt of such written consent from each Rating Agency (other than Moody's), the Trustee shall, without any exercise of its own discretion, also provide its written consent to the Seller and, promptly after the occurrence of any of the following, the Seller shall provide notice of such occurrence to Moody's, so long as Moody's is then rating any outstanding Certificates:

                  (i) engage in any business or activity other than those set forth in Article Three of the Seller's Certificate of Incorporation, as amended;

                  (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) any indebtedness incurred in connection with any certificates or notes (as defined in the Seller's Certificate of Incorporation), provided that any such future indebtedness incurred in connection with any certificates or notes must be rated at least with the same ratings given the outstanding certificates or notes secured or supported by assets acquired by the Seller from NMAC by each nationally recognized statistical rating organization that has rated such outstanding certificates or notes or, prior to the issuing of such future indebtedness incurred in connection with such certificates or notes, the Seller shall have received confirmation from each nationally recognized statistical rating organization that has rated such outstanding certificates or notes that the ratings of such outstanding certificates or notes will not be adversely affected by the issuance of such future indebtedness and (B) any indebtedness to NMAC or any of its Affiliates incurred in connection with the acquisition of Receivables, provided that (1) such indebtedness shall be fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt) and shall be nonrecourse against any assets of the Seller other than the assets pledged to secure such indebtedness;
         (2) such indebtedness does not constitute a claim against the Seller in the event the assets pledged to secure such indebtedness are insufficient to pay such indebtedness; (3) holders of such indebtedness agree that they have no rights in any assets of the Seller other than the assets pledged to secure such indebtedness; and (4) to the extent that any holder of such indebtedness is deemed to have any interest in any assets of the Seller other than the assets pledged to secure such indebtedness, holders of such indebtedness agree that their interest is subordinate to claims or rights of holders of other indebtedness issued by the Seller, and that such agreement constitutes a subordination agreement for purposes of
         Section 510(a) of the Bankruptcy Code.

                  (iii) dissolve or liquidate, in whole or in part; consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                           (A) the entity (if other than the Seller) formed or
                  surviving the consolidation or merger or which acquires the properties and assets of the Seller is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, all obligations of, the Seller, including those obligations of the Seller under this Agreement and the Basic Documents, and has a Certificate of Incorporation containing provisions identical to the provisions of the "Restricted Articles," as defined in the Seller's Certificate of Incorporation, of the Seller's Certificate of Incorporation[, as amended]; and

                           (B) immediately after giving effect to the
                  transaction, no default or event of default has occurred and is continuing under any indebtedness of the Seller or any agreements relating to such indebtedness; and

                           (C) the entity (if other than the Seller) formed or
                  surviving the consolidation or merger or which acquires the properties and assets of the Seller agrees that (1) it shall maintain its funds or assets as identifiable and not commingle its funds or assets with those of any direct or ultimate parent of such entity and pay from its assets all obligations and indebtedness of any kind incurred by it, (2) it shall maintain bank accounts, corporate records and books of account separate from those of any direct or ultimate parent of such entity and (3) the business affairs of such entity will be managed by or under the direction of its board of directors and it will conduct its business from an office space separate from any direct or ultimate parent of such entity; and

                           (D) each nationally recognized statistical rating
                  organization that has rated any issue of certificates or notes secured or supported by the assets acquired by the Seller from NMAC shall confirm in writing that the rating of such certificates or notes shall not be adversely affected by such consolidation or merger;

                  (iv) without the affirmative vote of 100% of the members of the board of directors of the Seller, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or all or substantially all of its property, or make any assignment for the benefit of creditors.

                  (v) cease to have an "Independent Director," as defined in the Seller's Certificate of Incorporation;

                  (vi) without the affirmative vote of at least one "Independent Director," as defined in the Seller's Certificate of Incorporation, enter into any transaction with the Servicer not in the ordinary course of business; or

                  (vii) modify any provision of the "Restricted Articles," as defined in the Seller's Certificate of Incorporation, of the Seller's Certificate of Incorporation[, as amended,] in any material respect.

                                   ARTICLE IX

                                  THE SERVICER

         SECTION 9.01. REPRESENTATIONS OF SERVICER. The Servicer makes the following representations on which the Trustee relies in accepting the Receivables in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to the Trust:

         (a) Organization and Good Standing. The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee. The location of the Servicer's chief executive office and principal place of business is Torrance, California.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business relating to the servicing of the Receivables as required by this Agreement shall require such qualifications and where the failure to so qualify would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

         (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general equitable principles.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Basic Documents); nor violate any law or any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, Lien or violation in any case would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

         (f) No Proceedings. There are no proceedings or investigations pending, or, to the best of the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or the Certificates; (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Certificates; or (iv) relating to the Servicer and that would adversely affect the federal or any state income tax attributes of the Certificates.

         SECTION 9.02. INDEMNITIES OF SERVICER. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

         (a) The Servicer shall defend, indemnify and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities (collectively, "Damages") arising out of or resulting from the use, ownership or operation by the Servicer or any of its Affiliates thereof (other than the Trust) of a Financed Vehicle.

         (b) The Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all Damages to the extent that such Damage arose out of, or was imposed upon the Trustee, the Trust or the Certificateholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         (c) The Servicer shall indemnify, defend and hold harmless the Trustee from and against all Damages arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such Damage: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee; (ii) relates to any tax other than the taxes with respect to which the Seller shall be required to indemnify the Trustee; (iii) shall arise from the Trustee's breach of any of its representations or warranties set forth in the Basic Documents; (iv) shall be one as to which the Seller is required to indemnify the Trustee and as to which the Trustee has received payment of indemnity from the Seller; or (v) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of successor Servicer hereunder.

                  Promptly after receipt by a party indemnified under this
Section 9.02 (for purposes of this paragraph, an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Servicer under this Section 9.02, notify the Servicer of the commencement thereof. If any such action is brought against any Indemnified Party under this Section 9.02 and it notifies the Servicer of the commencement thereof, the Servicer will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Servicer), and the Servicer will not be liable to such Indemnified Party under this Section 9.02 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. The obligations set forth in this Section
9.02 shall survive the termination of this Agreement or the resignation or removal of the Servicer or the Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 9.02 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest (except to the extent received by such Person).

                  Indemnification under this Section 9.02 by NMAC (or any successor thereto pursuant to Section 9.03) as Servicer, with respect to the period such Person was the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 9.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest (except to the extent the recipient collects interest from others).


         SECTION 9.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER. Any Person (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) so long as NMAC acts as Servicer, that is a corporation more than 50% of the voting stock of which is owned directly or indirectly by Nissan, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iii) the Servicer shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, based on customary qualifications and assumptions, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this
Section 9.03 to each Rating Agency. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii) and (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), (c) or (d) above.

         SECTION 9.04. LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

         (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may cause it to incur any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents and the rights and duties of the parties to the Basic Documents and the interests of the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer and the Servicer will not be entitled to be reimbursed therefor.

         SECTION 9.05. DELEGATION OF DUTIES. So long as NMAC acts as Servicer, the Servicer may at any time without notice or consent subcontract substantially all its duties under this Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan. The Servicer may at any time perform specific duties as servicer under this Agreement through other subcontractors; provided, however, that no such delegation or subcontracting shall relieve the Servicer of its responsibilities with respect to such duties as to which the Servicer shall remain primarily responsible with respect thereto.

         SECTION 9.06. NMAC NOT TO RESIGN AS SERVICER. Subject to the provisions of Section 9.03 hereof, NMAC shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of NMAC shall be communicated to the Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Trustee or a successor Servicer shall (a) have taken the actions required by Section 10.01(b) of this Agreement to effect the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer, and (b) have assumed the responsibilities and obligations of NMAC as Servicer under this Agreement in accordance with Section 10.02 of this Agreement (other than the initial Servicer's obligation to make Advances).

                                    ARTICLE X

                                     DEFAULT

         SECTION 10.01. EVENTS OF DEFAULT.

         (a) If any one of the following events ("Events of Default") shall occur and be continuing:

                  (i) Any failure (A) by the Servicer to deliver to the Trustee for distribution to Certificateholders, or (B) by the Seller to deliver, for so long as the Custody and Pledge Agreement or similar agreement is in existence, to the Custodian for deposit in the Subordination Spread Account any proceeds or payment required to be so delivered under the terms of the Certificates, this Agreement or the Custody and Pledge Agreement, as the case may be, that shall continue unremedied for a period of three Business Days after (1) written notice of such failure is received by the Servicer or the Seller, as the case may be, from the Trustee or Custodian, as the case may be, (2) discovery of such failure by an officer of the Servicer or the Seller, as the case may be, or (3) written notice of such failure is received by the Servicer or the Seller, as the case may be, from the Holders of Certificates evidencing not less than [25%] of the Class A Certificate Balance or the Class B Certificate Balance; or

                  (ii) Any failure by the Servicer (or the Seller, as long as NMAC is the Servicer) to duly observe or to perform in any material respect any other covenant or agreement of the Servicer (or the Seller, as long as NMAC is the Servicer) set forth in the Certificates or in this Agreement (including its agreement to purchase the Receivables pursuant to Section 4.06), which failure shall (A) materially and adversely affect the rights of Certificateholders and (B) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer (or the Seller, as long as NMAC is the Servicer) by the Trustee, or (2) to the Servicer (or the Seller, as long as NMAC is the Servicer) and to the Trustee by the Holders of Certificates evidencing not less than [25%] of the Class A Certificate Balance or the Class B Certificate Balance; or

                  (iii) The filing of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises in respect to the Servicer or all or substantially all of its property in an involuntary case under any applicable federal or



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         state bankruptcy, insolvency or other similar law now or hereafter in effect, or in appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for all or substantially all of its property, or in ordering the winding up or liquidation of its affairs, provided such decree or order remains unstayed and in effect for a period of 90 consecutive days; or

                  (iv) The commencement by the Servicer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Servicer to the entry of an order for relief in an involuntary case under any such law, or the consent of the Servicer to the appointment of or taking possession by any receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Servicer or for all or substantially all of its property, or the making by the Servicer of any general assignment for the benefit of creditors;

then, and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, or the Holders evidencing not less than a majority of the Controlling Class of Certificates, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee or such successor Servicer as may be appointed under Section 10.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

         (b) The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable and the delivery of the Receivable Files, and the related accounts and records maintained by the Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 10.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of an Event of Default, the Trustee shall give notice thereof to each of the Rating Agencies.

         SECTION 10.02. APPOINTMENT OF SUCCESSOR.

         (a) Upon the Servicer's receipt of notice of termination pursuant to
Section 10.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is



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specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Trustee. If a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section 10.02, the Trustee without further action shall automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee shall, if it shall be unwilling or legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, and the predecessor Servicer, if no successor Servicer has been appointed at the time the predecessor Servicer has ceased to act, may petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automobile and/or light-duty truck receivables, as the successor to the Servicer under this Agreement.

         (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer (except the initial Servicer's obligation to make Advances), and shall be entitled, subject to the arrangements referred to in paragraph (c) below, to the Total Servicing Fees and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

         (c) In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the predecessor Servicer under this Agreement. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 10.03. REPAYMENT OF ADVANCES. If the Servicer shall resign or be terminated, the Servicer shall continue to be entitled to receive, to the extent of available funds, reimbursement for Outstanding Advances pursuant to Sections 5.04 and 5.06 with respect to all Advances previously made by such Servicer.

         SECTION 10.04. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each of the Rating Agencies.

         SECTION 10.05. WAIVER OF PAST DEFAULTS. The Holders of Certificates evidencing not less than a majority of the Controlling Class of Certificates may, on behalf of all Holders of Certificates, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Collection Account or the Certificate Account in accordance with this Agreement. Upon any



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such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE XI

                                   THE TRUSTEE

         SECTION 11.01. DUTIES OF TRUSTEE. The Trustee, both prior to the occurrence of an Event of Default and after an Event of Default shall have been cured or waived, shall undertake to perform such duties as are specifically set forth in this Agreement. If an Event of Default shall have occurred and shall not have been cured or waived and, in the case of an Event of Default described in clause (i) of Section 10.01(a), the Trustee has received notice of such Event of Default pursuant to Section 4.09(b), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs; provided, however, that if the Trustee shall assume the duties of the Servicer pursuant to Section 10.02, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others. If the Trustee becomes the successor servicer, the Trustee shall not be obligated to make Advances pursuant to Section 5.04.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         The Trustee shall take and maintain custody of the list of Receivables included as Schedule A to this Agreement and shall retain all Servicer's Certificates identifying Receivables that become Administrative Receivables or Warranty Receivables.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith; provided, however, that:

         (a) Prior to the occurrence of an Event of Default (or, in the case of an Event of Default described in clause (i) of Section 10.01(a), before the Trustee has received notice thereof pursuant to Section 4.09(b)), and after the curing or waiving of all such Events of Default that may have occurred, (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, (ii) the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, (iii) no implied covenants or obligations shall be read into this Agreement against the Trustee and (iv) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;



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         (b) The Trustee shall not be liable for an error of judgment made in good faith by a Trustee Officer, unless it shall be proved that the Trustee shall have been negligent in ascertaining the pertinent facts;

         (c) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing not less than a majority of the Controlling Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

         (d) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in
Section 10.01, or of any failure by the Seller to comply with the obligations of the Seller referred to in Section 10.01, unless a Trustee Officer assigned to the Trustee's Corporate Trust Administration Department obtains actual knowledge of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Trustee, is not attributable to the Trustee) or the Trustee receives written notice of such failure from the Servicer or the Seller, as the case may be, or the Holders of Certificates evidencing not less than a majority of the Class A Certificate Balance or the Class B Certificate Balance; and

         (e) Without limiting the generality of this Section 11.01 or Section 11.04, the Trustee shall have no duty (i) to see to any recording, filing or depositing of this Agreement, any agreement referred to herein, or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording, filing or depositing or to any re-recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.



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
         SECTION 11.02. TRUSTEE'S CERTIFICATE. Upon request of the Seller or Servicer, on or as soon as practicable after each Distribution Date on which Receivables shall be assigned to the Seller or the Servicer, as applicable, pursuant to Section 11.03, the Trustee shall execute a Trustee's Certificate based on (a) the information contained in the Servicer's Certificate for the related Collection Period, (b) amounts deposited to the Certificate Account and
(c) notices received pursuant to this Agreement, identifying the Receivables repurchased by the Seller pursuant to Section 3.02 or purchased by the Servicer pursuant to Sections 4.06 or 12.02 during such Collection Period, and shall deliver such Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period, to the Seller or the Servicer, as the case may be. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Seller or the Servicer, as the case may be, of all the Trustee's right, title and interest in (other than that the Trustee has good and marketable title to such Receivables on behalf of the Trust) and to such repurchased Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

         SECTION 11.03. TRUSTEE'S ASSIGNMENT OF ADMINISTRATIVE RECEIVABLES AND WARRANTY RECEIVABLES. With respect to all Receivables repurchased by the Seller pursuant to Section 3.02 or purchased by the Servicer pursuant to Sections 4.06 or 12.02, the Trustee shall by a Trustee's Certificate assign, without recourse, representation or warranty (other than that the Trustee has good and marketable title to such Receivables on behalf of the Trust), to the Seller or the Servicer (as the case may be) all the Trustee's right, title and interest in and to such Receivables, and all security and documents relating thereto. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's expense, take such steps as the Trustee deems necessary or the Servicer may reasonably request to enforce the Receivable, including bringing suit in its name or in the name of the Certificateholders.

         SECTION 11.04. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 11.01:

         (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, Servicer's Certificate, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel;

         (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and



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liabilities that may be incurred therein or thereby; provided, however, that nothing contained in this Agreement shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with its standard of care and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (e) Prior to the occurrence of an Event of Default (or in the case of an Event of Default described in clause (i) of Section 10.01(a), before the Trustee has received notice of such Event of Default pursuant to Section 4.09(b)) and after the curing or waiving of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than a majority of the Class A Certificate Balance or the Class B Certificate Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the reasonable opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer within 30 days after demand. Nothing in this clause (e) shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors;

         (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any misconduct or negligence of any such agent or custodian appointed with due care by it hereunder or of the Servicer in its capacity as Servicer or custodian; and

         (g) Subsequent to the sale of the Receivables by the Seller to the Trustee, the Trustee shall have no duty of independent inquiry, except as may be required by Section 11.01, and the Trustee may rely upon the representations and warranties and covenants of the Seller and the Servicer contained in this Agreement with respect to the Receivables and the Receivable Files.

         SECTION 11.05. TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates), or of any Receivable or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such security interest or the maintenance of any such



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perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including (a) the existence, condition, location and ownership of any Financed Vehicle; (b) the review of any Receivable File therefor; (c) the existence and enforceability of any physical damage insurance thereon; (d) the existence and contents of any Receivable or any Receivable File or any computer or other record thereof; (e) the validity of the assignment of any Receivable to the Trust or of any intervening assignment; (f) the completeness of any Receivable or any Receivable File; (g) the performance or enforcement of any Receivable; (h) the compliance by the Seller or the Servicer with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; (i) any investment of monies by the Servicer or any loss resulting therefrom (other than monies invested in obligations of the Trustee in its individual capacity) (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); (j) the acts or omissions of the Seller, the Servicer or any Obligor; (k) any action of the Servicer taken in the name of the Trustee; or (l) any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's bad faith, negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates or any Receivable or assignment thereof against the Trustee in its individual capacity and the Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables.

         SECTION 11.06. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Seller and the Servicer in banking transactions with the same rights as it would have if it were not Trustee.

         SECTION 11.07. TRUSTEE'S FEES AND EXPENSES. The Servicer shall pay to the Trustee, and the Trustee shall be entitled to, the compensation separately agreed upon between the Servicer and the Trustee for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the Trustee's powers and duties under this Agreement, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with any provisions of this Agreement, except any such expense, disbursement or advance as may be attributable to the Trustee's willful misfeasance, negligence, or bad faith, and the Servicer shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred without willful misfeasance, negligence or bad faith or breach of representations and warranties contained in Section 11.14 on the Trustee's part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement.



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Additionally, the Seller, pursuant to Section 8.02, and the Servicer, pursuant to Section 9.02, respectively, shall indemnify the Trustee with respect to certain matters, and the Certificateholders, pursuant to Section 11.04, shall, upon the circumstances therein set forth, indemnify the Trustee under certain circumstances. The provisions of this Section 11.07 shall survive the termination of this Agreement.

         SECTION 11.08. INDEMNITY OF TRUSTEE. The Trustee shall be indemnified by the Servicer and held harmless against any loss, liability, fee, disbursement or expense (including any compensation or expense referred to in Section 11.07) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in this Agreement to the extent that (a) the Trustee shall not be entitled to indemnity for such loss, liability, fee, disbursement or expense by the Seller pursuant to Section 8.02, the Servicer pursuant to Section 9.02, or the Certificateholders pursuant to Section 11.04;
(b) such loss, liability, fee, disbursement or expense shall not have been incurred by reason of the Trustee's willful misfeasance, bad faith or negligence; and (c) such loss, liability, fee, disbursement or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties contained in Section 11.14.

         SECTION 11.09. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee under this Agreement shall at all times be a corporation having an office in the same state as the location of the Corporate Trust Office as specified in this Agreement, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus of at least $50,000,000 and a long-term rating from Moody's of at least Baa3 (or having a corporate parent with at least such rating) and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.10.

         SECTION 11.10. RESIGNATION OR REMOVAL OF TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.09 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation,



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conservation, or liquidation, then the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee and shall promptly pay all fees owed to the outgoing Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 11.11 and payment of all fees and expenses owed and any other amounts due hereunder to the outgoing Trustee. The Servicer shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

         SECTION 11.11. SUCCESSOR TRUSTEE. Any successor Trustee appointed pursuant to Section 11.10 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall upon payment of its fees and expenses and any other amounts due it hereunder deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 11.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 11.09.

         Upon acceptance of appointment by a successor Trustee pursuant to this
Section 11.11, the Servicer shall mail notice of such successor Trustee to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 11.12. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 11.09, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding.

         SECTION 11.13. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at



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the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 11.09 and no notice of a successor trustee shall be required pursuant to Section 11.11.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement;

         (c) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; and

         (d) All duties owed hereunder to the Trustee by the Servicer shall be deemed to be owed to each separate trustee and co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.



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         Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary contained in this Agreement, the appointment of any separate trustee or co-trustee shall not relieve the Trustee of its obligations and duties thereunder.

         SECTION 11.14. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee hereby makes the following representations and warranties on which the Seller, the Servicer and the Certificateholders shall rely:

         (a) The Trustee is a [_______________] duly organized, and validly existing, under the laws of the State of [__________] and authorized to conduct and engage in a banking and trust business under such laws;

         (b) The Trustee has full corporate power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

         (c) This Agreement has been duly executed and delivered by the Trustee.

         SECTION 11.15. TAX RETURNS. The Servicer shall prepare or shall cause to be prepared any tax or information returns required to be filed by the Trust and shall remit or cause to be remitted such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax or information returns of the Trust, and shall, upon request, execute such returns.

         SECTION 11.16. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

         SECTION 11.17. SUITS FOR ENFORCEMENT. If an Event of Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 11.01, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.



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         SECTION 11.18. RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE. Holders
of Certificates evidencing not less than a majority of the Controlling Class of Certificates shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Trustee Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.

         SECTION 11.19. APPOINTMENT OF CUSTODIAN. For so long as the Custody and Pledge Agreement or any similar agreement is in existence, the Trustee shall appoint the Custodian in accordance with the terms hereof, including that the Custodian must satisfy the requirements for eligibility of the Trustee pursuant to Section 11.09. The Custodian may, but is not required to, be the Trustee. If the Trustee is not the Custodian, the Trustee shall pay any Custodian fees out of the Trustee's fees and not out of assets of the Trust.

                                   ARTICLE XII

                       TERMINATION; RELEASE OF RECEIVABLES

         SECTION 12.01. TERMINATION OF THE TRUST. The respective obligations and responsibilities of the Seller, the Servicer and the Trustee (except for the obligations contained in Sections 5.08(c) and 11.15) created hereby and the Trust created by this Agreement shall terminate upon (a) the purchase as of the last day of any Collection Period by the Servicer at its option, pursuant to
Section 12.02, of the corpus of the Trust and the subsequent distribution to Certificateholders pursuant to Section 5.06 of the amount required to be deposited pursuant to Section 12.02, (b) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust or (c) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Rose Kennedy, formerly of Massachusetts, living on the date of this Agreement. The Servicer shall promptly notify the Trustee of any prospective termination pursuant to this Section 12.01.

         Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating (a) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (b) the amount of any such final payment and (c) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the



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Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.06.

                  If fewer than all of the Certificateholders shall surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice fewer than all the Certificates have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to any applicable law, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Children's Hospital Los Angeles.

         SECTION 12.02. OPTIONAL PURCHASE OF ALL RECEIVABLES.

                  On each Distribution Date following the last day of a Collection Period as of which the Pool Balance shall be less than or equal to the Optional Purchase Percentage multiplied by the Original Pool Balance, the Servicer or any successor to the Servicer shall have the option to purchase the corpus of the Trust (whether or not such assets then comprise all or a portion of the Trust). To exercise such option, the Servicer, or any successor to the Servicer, as the case may be, shall notify the Trustee of its intention to do so in writing, no later than the tenth day of the month preceding the month in which the Distribution Date as of which such purchase is to be effected and shall, on or before the Distribution Date on which such purchase is to occur, deposit pursuant to Section 5.05 in the Collection Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer and the Trustee, and shall succeed to all interests in and to the Trust; provided, however, that
(a) the purchase price shall be equal to or greater than the sum of the Class A Certificate Balance, the Class B Certificate Balance, the Class C Certificate Balance, the Class A Interest Distributable Amount, the Class B Interest Distributable Amount, and the Class C Interest Distributable Amount for such Distribution Date, and (b) the Servicer shall not effect any such purchase so long as the rating of NMAC by Moody's, or if NMAC shall then be unrated by Moody's, then the rating of Nissan Capital of America, Inc., is less than "Bal" by Moody's, and the Seller shall not effect any such purchase so long as the rating of NARC II by Moody's, or if NARC II shall then be unrated by Moody's, then the rating of Nissan Capital of America, Inc., is less than "Ba1" by Moody's, in each case unless the Trustee shall have received an Opinion of Counsel to the effect that such purchase shall not constitute a fraudulent conveyance, subject to such assumptions as to factual matters as may be contained therein. Amounts so deposited will be paid and distributed as set forth in Section 5.06 of this Agreement. Upon such deposit of the amount necessary to purchase the corpus of the Trust, the Servicer shall for all purposes of this Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of the Receivables.



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                  Notice of any such purchase of the corpus of the Trust shall be given by the Trustee to each Certificateholder as soon as practicable after their receipt of notice thereof from the Servicer.

         SECTION 12.03. RELEASE OF RECEIVABLES.

         (a) Upon repurchase of any Receivable by the Seller pursuant to Section
3.02 or the Servicer pursuant to Section 4.06 or 12.02, the Trustee on behalf of the Certificateholders shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller or the Servicer, as the case may be, all right, title and interest of the Trustee in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof and the other property conveyed to the Trustee hereunder pursuant to Section 2.02 with respect to such Receivable, and all security and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own each such Receivable, and all such related security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         (b) The Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller or the Servicer, as the case may be, to effect the conveyance of such Receivable pursuant to Sections 3.02, 4.06 and 12.02.

         (c) If in any enforcement suit or legal proceeding it is held that the Seller or Servicer may not enforce a repurchased Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Trustee on behalf of the Certificateholders shall, at the written direction and expense of the Seller or Servicer, as the case may be, take such reasonable steps as the Seller or the Servicer deems necessary to enforce the Receivable, including bringing suit in the name or names of the Certificateholders.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.01. AMENDMENT. This Agreement may be amended from time to time by the Seller, the Servicer, NMAC (so long as NMAC has any rights or obligations thereunder) and the Trustee, without the consent of Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder that are not inconsistent with the provisions herein; provided, however, that (i) such amendment shall not materially and adversely affect the interests of any Certificateholder and (ii) the Servicer shall have delivered an Officer's Certificate to the Trustee stating that such amendment will not materially and adversely affect the interests of any Certificateholder; and (b) to change the formula for determining the Specified Subordination Spread Account Balance, provided that (i) each Rating Agency delivers a letter to the Trustee to the effect that the use of such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of the Certificates and (ii) the Servicer delivers to the Trustee an Officer's Certificate stating that such amendment will not materially and adversely affect the interests of any Certificateholder.



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An amendment shall be deemed to not materially and adversely affect the interests of the Class A Certificateholders or the Class B Certificateholders if
(A) such amendment does not adversely affect the Trust's status as a grantor trust for federal income tax purposes and (B) each Rating Agency confirms in writing that such amendment will not result in a reduction or withdrawal of its then current rating of the Certificates of those Classes, and (C) the Servicer has delivered the Officer's Certificate described in this Section 13.01.

                  This Agreement may also be amended from time to time by the Seller, the Servicer, NMAC (so long as NMAC has any rights or obligations hereunder) and the Trustee with the consent of the Holders of Class A Certificates, the Class B Certificates and the Class C Certificates, each voting as a separate class (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate), evidencing not less than a majority of the Class A Certificate Balance, the Class B Certificate Balance and the Class C Certificates, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or change the Class A Pass-Through Rate, the Class B Pass-Through Rate or the Class C Pass-Through Rate or the Specified Subordinated Spread Account Balance (except as described in clause (b) above) without the consent of each adversely affected Certificateholder or (b) reduce the aforesaid percentage of the Class A Certificate Balance, the Class B Certificate Balance or the Class C Certificate Balance which is required to consent to any such amendment, without the consent of the Holders of all Certificates of such class then outstanding. Notwithstanding the foregoing, no amendment referred to in clause (a) of the preceding proviso will be made unless each Rating Agency confirms that such amendment will not result in a reduction or withdrawal of its rating of the Certificates of such class. In connection with any amendment referred to in clause (a) above, the Servicer shall deliver an Officer's Certificate to the Trustee stating that those Certificateholders whose consents were not obtained were not adversely affected by such amendment.

                  Prior to the execution of any such amendment or consent pursuant to this Section 13.01, the Servicer will provide and the Trustee shall distribute written notification of the substance of such amendment or consent to each of the Rating Agencies at least ten Business Days prior to the execution thereof.

                  Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders pursuant to this Section 13.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of



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evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreement.

                  Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 13.02(h)(i). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 13.02. PROTECTION OF TITLE TO TRUST.

         (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) The Seller and the Servicer shall notify the Trustee within 30 days after any change of its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

         (c) The Seller and the Servicer shall notify the Trustee of any relocation of its principal executive office within 30 days after such relocation, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Certificate Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and



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only when, the related Receivable shall have become a Liquidated Receivable or been repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to and is owned by the Trust.

         (g) Upon receipt of a written request from the Trustee, which request shall be made no more frequently than annually, the Servicer shall furnish to the Trustee, within 20 Business Days after receipt of such request, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of the list of Receivables attached hereto as Schedule A and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust. The Servicer shall permit the Trustee and its agents at any time during normal business hours upon reasonable prior notice to inspect, audit and make copies and abstracts from the Servicer's records regarding any Receivable.

         (h) The Servicer shall deliver to the Trustee:

                  (i) upon the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel based on the customary assumptions and qualifications, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary to perfect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                  (ii) if requested by the Trustee, not more frequently than annually, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, based on customary assumptions and qualifications, either (A) all financing statements and continuation statements have been executed and filed that are necessary to perfect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

                  Each Opinion of Counsel referred to in clause (h)(i) or
(h)(ii) above shall specify any action necessary (as of the date of such Opinion of Counsel) to be taken in the following year to preserve and protect such interest.

         SECTION 13.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.



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                  No Certificateholder shall have any right to vote (except as specifically provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

                  No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, and unless also (a) the default arises from the Seller's or the Servicer's failure to remit payments when due hereunder, or (b) the Holders of Certificates evidencing not less than a majority of the Controlling Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section 13.03 or Section 10.05; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any of the other Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Certificateholders of that class. For the protection and enforcement of the provisions of this Section 13.03, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 13.05. NOTICES. All demands, notices, communications, and instructions upon or to the Seller, the Servicer, the Trustee or any Rating Agencies under this Agreement shall be (a) in writing, personally delivered or mailed by certified mail, return receipt requested, or (b) by facsimile, at its facsimile number, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller or the Servicer, to Nissan Auto Receivables Corporation II, 990 West 190th Street, Torrance, CA 90502, Attention: Secretary,
(310) 719-8013, (ii) in the case of the Trustee, at the Corporate Trust Office,
(iii) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (iv) in the case of Standard & Poor's, to Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041-0003,
Attention: Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as



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shall be designated by written notice to the other parties. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         SECTION 13.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 13.07. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.03 and 9.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and the Holders of Certificates evidencing not less than 66-2/3% of the Controlling Class of Certificates.

         SECTION 13.08. CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 7.02 or Section 7.03, Certificates shall be deemed fully paid.

         SECTION 13.09. FURTHER ASSURANCES. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         SECTION 13.10. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary, the Issuer shall not waive any breach of representations and warranties as set forth in Sections 3.01(e), (l), (n),
(o), (aa) or (ee) without the written consent of at least a majority of the Holders of Class A Certificates, the Class B Certificates and the Class C Certificates, each voting as a separate class (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate), evidencing not less than a majority of the Class A Certificate Balance, the Class B Certificate Balance and the Class C Certificates, respectively.

         SECTION 13.11. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person will have any right or obligation hereunder.

         SECTION 13.12. ACTIONS BY CERTIFICATEHOLDERS.

         (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders, such action, notice or instruction may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent Holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         SECTION 13.13. QUALIFICATION AS GRANTOR TRUST; SEPARATE ASSETS. The Trust created hereunder is intended to be a separate grantor trust within the meaning of Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended. Those assets held pursuant to the Custody and Pledge Agreement and pursuant to the Yield Supplement Agreement shall not be considered to be owned by the Trust but instead, (i) with respect to the Custody and Pledge Agreement, shall be considered to be owned by the Seller [and/or by the holders of the Class C Certificates,] as the case may be, as set forth in the Custody and Pledge Agreement, and to be pledged to the Trust and (ii) with respect to the Yield Supplement Agreement, shall be considered owned by the Seller, as set forth in the Yield Supplement Agreement, and to be pledged to the Trust. Each agreement should be interpreted accordingly. No party to this Agreement shall take any action to cause the Trust to be treated as other than a grantor trust for federal income tax and state tax purposes.

         SECTION 13.14. COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Seller, Servicer, NMAC and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the ___ day of___________________________.


                                       NISSAN AUTO RECEIVABLES CORPORATION II,
                                       as Seller



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       NISSAN MOTOR ACCEPTANCE
                                       CORPORATION, as Servicer

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       NISSAN MOTOR ACCEPTANCE
                                       CORPORATION, in its individual capacity

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ------------------------------
                                       ------------------------------,
                                       as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A

                                   SCHEDULE B

                        LOCATION OF THE RECEIVABLES FILES


1.       Nissan Motor Acceptance Corporation,
         including its Infiniti Financial Services Division
         2901 Kinwest Parkway
         Irving, Texas  75063

2.       Iron Mountain, Inc.
         1235 N. Union Bower
         Irving, Texas  75061

3.       Nissan North America, Inc.
         Denver Data Center
         106 Inverness Circle
         East Englewood, Colorado  80112-5312

4.       Arcus
         15505 East Hinsdale Circle
         Englewood, Colorado  80112

EXHIBIT A: FORM OF CLASS A CERTIFICATE                           SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


[the following legend to be inserted if this Certificate is issued to CEDE
& Co.:]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  NISSAN AUTO RECEIVABLES _______ GRANTOR TRUST

                          [_]% ASSET BACKED CERTIFICATE

                                     CLASS A


evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new, near-new and used automobiles and light-duty trucks and sold to the Trust by Nissan Auto Receivables Corporation II.

(This Certificate does not represent an interest in or obligation of Nissan Auto Receivables Corporation II or Nissan Motor Acceptance Corporation or any of their respective affiliates thereof, except to the extent described below.)


NUMBER                                                         CUSIP ___________
R
                                                                US$_____________


                  THIS CERTIFIES THAT            is the registered owner of a
           dollars nonassessable, fully-paid, fractional undivided interest in the Nissan Auto Receivables _______ Grantor Trust (the "Trust") formed by Nissan Auto Receivables Corporation II, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of [_____________], __________ (the "Agreement"), among the Seller, Nissan Motor Acceptance Corporation ("NMAC"), as Servicer (the "Servicer") and in its individual capacity, and ______________________________________, as Trustee (the
"Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in this Agreement. This Certificate is one of the duly authorized Certificates designated as "[__]% Asset Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under this Agreement are Certificates designated as

                  "[_]% Asset Backed Certificates, Class B" (the "Class B Certificates") and "[_]% Asset Backed Certificates, Class C" (the "Class C Certificates"). The Class C Certificates, the Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class A Certificates is [_]%. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of this Agreement, to which Agreement the holder of this Class A Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound. The property of the Trust includes (as more fully described in this Agreement) a pool of retail installment sale contracts of new, near-new and used automobiles and light-duty trucks (the "Receivables"), certain monies paid thereon on or after ____________, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property (including the right to receive Net Liquidation Proceeds) securing the Receivables and held by the Trustee, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, certain interests of the Seller in Dealer Recourse, all right, title and interest of the Seller in and to the Purchase Agreement, the Yield Supplement Agreement and the Custody and Pledge Agreement and any and all proceeds of the foregoing.

                  Under this Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on _____________________, to the person in whose name this Class A Certificate is registered at the close of business on the Record Date (as determined pursuant to this Agreement), such Class A Certificateholder's fractional undivided interest of the amounts to be distributed to the Class A Certificateholders as determined pursuant to this Agreement.

                  Distributions on this Class A Certificate will be made by the Trustee by check or money order mailed to the Class A Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A Certificate or the making of any notation hereon except that with respect to Class A Certificates registered in the name of Cede & Co., the nominee for the Clearing Agency, distributions will be made in the form of immediately available funds. Except as otherwise provided in this Agreement and notwithstanding the above, the final distribution on this Class A Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York. The Record Date otherwise applicable to such distribution shall not be applicable.

                  Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A Certificate shall not entitle the holder hereof to any benefit under this Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A Certificate to be duly executed.


                                       NISSAN AUTO RECEIVABLES _______
                                       GRANTOR TRUST


                                       BY                                      ,
                                         --------------------------------------
                                            as Trustee

                                       By:
                                          --------------------------------------

DATED:
[SEAL]
ATTEST:



----------------------
  Authorized Officer

                  This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                       ------------------------------
                                       ------------------------------,
                                          as Trustee


                                       By:
                                          --------------------------------------
                                             Authorized Officer

                            [Reverse of Certificate]

                  The Certificates do not represent an obligation of, or an interest in, the Seller, Nissan Motor Acceptance Corporation, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in this Agreement. A copy of this Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificate Owner upon request.

                  This Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under this Agreement at any time by the Seller, the Servicer, NMAC and the Trustee with the consent of the Holders of Class A Certificates, Class B Certificates and Class C Certificates, each voting as a Class, evidencing not less than a majority of the Class A Certificate Balance, the Class B Certificate Balance and the Class C Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. This Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in this Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Class A Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof; however, one Certificate may be issued in a denomination equal to the residual amount. As provided in this Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denomination evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar shall treat the person in whose name this Class A Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by this Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in this Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Pool Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

                  The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)



the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


____________________________________________________________ Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                               *
                                       -----------------------------------------
                                                  Signature Guaranteed:



                                                                               *
                                       -----------------------------------------


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B: FORM OF CLASS B CERTIFICATE                           SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE TRANSFERRED OR SOLD TO A PERSON OTHER THAN A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE ACT) THAT CERTIFIES AS SUCH TO THE SATISFACTION OF THE SELLER, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER SIGNIFICANT REQUIREMENTS SPECIFIED IN THIS AGREEMENT (AS DEFINED BELOW).

                  NISSAN AUTO RECEIVABLES _______ GRANTOR TRUST

                          [_]% ASSET BACKED CERTIFICATE

                                     CLASS B


evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new, near-new and used automobiles and light-duty trucks and sold to the Trust by Nissan Auto Receivables Corporation II.

(This Certificate does not represent an interest in or obligation of Nissan Auto Receivables Corporation II or Nissan Motor Acceptance Corporation or any of their respective affiliates thereof, except to the extent described below.)


NUMBER                                                    CUSIP_________________
R                                                         US$___________________



                  THIS CERTIFIES THAT _______________________ is the registered owner of a _____________ dollars nonassessable, fully-paid, fractional undivided interest in the Nissan Auto Receivables _______ Grantor Trust (the "Trust") formed by Nissan Auto Receivables Corporation II, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of [__________], ____ (the "Agreement"), among the Seller, Nissan Motor Acceptance Corporation ("NMAC"), as Servicer (the "Servicer") and in its individual capacity, and ______________________________________, as Trustee (the
"Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in this Agreement. This Certificate is one of the duly authorized Certificates designated as "[_]% Asset Backed Certificates, Class B" (herein called the "Class B Certificates"). Also issued under this Agreement are Certificates designated as "[__]% Asset Backed Certificates, Class A" (the "Class A Certificates"). The Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class B Certificates is [__]%. This Class B Certificate is issued under and is subject to the terms, provisions, and conditions of this Agreement, to which Agreement the holder of this Class B Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound. The property of the Trust includes (as more fully described in this Agreement) a pool of retail installment sale contracts for new, near-new and used automobiles and light-duty trucks (the "Receivables"), certain monies paid thereon on or after ________________, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property (including the right to receive Net Liquidation Proceeds) securing the Receivables, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, certain interests of the Seller in Dealer Recourse, all right, title and interest of the Seller in and to the Purchase Agreement, the Yield Supplement Agreement and the Custody and Pledge Agreement and any and all proceeds of the foregoing. The rights of the holders of the Class B Certificates are subordinated to the rights of the holders of the Class A Certificates, as set forth in this Agreement.

                  Under this Agreement, there will be distributed on the 15th day of each or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on _________________, to the person in whose name this Class B Certificate is registered at the close of business on the Record Date (as determined pursuant to this Agreement), such Class B Certificateholder's fractional undivided interest in the amounts to be distributed to the Class B Certificateholders as determined pursuant to this Agreement.

                  Distributions on this Class B Certificate will be made by the Trustee by wire transfer, check or money order mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon. Except as otherwise provided in this Agreement and notwithstanding the above, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this Class B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the holder hereof to any benefit under this Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.


                                       NISSAN AUTO RECEIVABLES _______
                                       GRANTOR TRUST

                                       BY                                      ,
                                         ---------------------------------------
                                         as Trustee

DATED:                     BY
       ----------             --------------------------------------------------
[SEAL]
ATTEST:



----------------------
  Authorized Officer


                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                       -----------------------------------------
                                       -----------------------------------------
                                            as Trustee



                                       By
                                          --------------------------------------
                                          Authorized Officer

                            [Reverse of Certificate]

                  The Certificates do not represent an obligation of, or an interest in, the Seller, Nissan Motor Acceptance Corporation, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in this Agreement. A copy of this Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificate Owner upon request.

                  This Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under this Agreement at any time by the Seller, the Servicer, NMAC and the Trustee with the consent of the Holders of Class A Certificates, Class B Certificates and Class C Certificates, each voting as a Class, evidencing not less than a majority of the Class A Certificate Balance, the Class B Certificate Balance and the Class C Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. This Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in this Agreement and subject to certain significant limitations on transfer therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 or in any amount in excess thereof; however, one Certificate may be issued in a denomination representing or including any residual amount. As provided in this Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar shall treat the person in whose name this Class B Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by this Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in this Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Pool Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

                  The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


___________________________________________________ Attorney
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                               *
                                       -----------------------------------------
                                                  Signature Guaranteed:


                                                                               *
                                       -----------------------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT C: FORM OF CLASS C CERTIFICATE                           SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE TRANSFERRED OR SOLD TO A PERSON OTHER THAN A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE ACT) THAT CERTIFIES AS SUCH TO THE SATISFACTION OF THE SELLER, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED AND THE SATISFACTION OF CERTAIN OTHER SIGNIFICANT REQUIREMENTS SPECIFIED IN THIS AGREEMENT (AS DEFINED BELOW).

                  NISSAN AUTO RECEIVABLES _______ GRANTOR TRUST

                          [_]% ASSET BACKED CERTIFICATE

                                     CLASS C

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new, near-new and used automobiles and light-duty trucks and sold to the Trust by Nissan Auto Receivables Corporation II.


(This Certificate does not represent an interest in or obligation of Nissan Auto Receivables Corporation II or Nissan Motor Acceptance Corporation or any of their respective affiliates thereof, except to the extent described below.)


NUMBER                                                        CUSIP_____________
R                                                             US$_______________



                  THIS CERTIFIES THAT _______________________ is the registered owner of a _____________ dollars nonassessable, fully-paid, fractional undivided interest in the Nissan Auto Receivables _______ Grantor Trust (the "Trust") formed by Nissan Auto Receivables Corporation II, a Delaware corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of [__________], _____ (the "Agreement"), among the Seller, Nissan Motor Acceptance Corporation("NMAC"), as Servicer (the "Servicer") and in its individual capacity, and ______________________________________, as Trustee (the
"Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in this Agreement. This Certificate is one of the duly authorized Certificates designated as "[_]% Asset Backed Certificates, Class C" (herein called the "Class C Certificates"). Also issued under this Agreement are Certificates designated as "[__]% Asset Backed Certificates, Class A" (the "Class A Certificates") and [_]% Asset Backed Certificates, Class B. The Class C Certificates, the Class B Certificates and the Class A Certificates are hereinafter collectively called the "Certificates." The aggregate undivided interest in the Trust evidenced by all Class C Certificates is [__]%. This Class C Certificate is issued under and is subject to the terms, provisions, and conditions of this Agreement, to which Agreement the holder of this Class C Certificate, by virtue of the acceptance hereof, assents and by which such holder is bound. The property of the Trust includes (as more fully described in this Agreement) a pool of retail installment sale contracts for new, near-new and used automobiles and light-duty trucks (the "Receivables"), certain monies paid thereon on or after ______________, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, property (including the right to receive Net Liquidation Proceeds) securing the Receivables, proceeds from claims on physical damage, credit life and disability insurance policies covering vehicles financed thereby and the obligors thereunder, certain interests of the Seller in Dealer Recourse, all right, title and interest of the Seller in and to the Purchase Agreement, the Yield Supplement Agreement and the Custody and Pledge Agreement and any and all proceeds of the foregoing. The rights of the holders of the Class C Certificates are subordinated to the rights of the holders of the Class A Certificates and the Class B Certificates, as set forth in this Agreement.

                  Under this Agreement, there will be distributed on the 15th day of each or, if such 15th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on _______________, to the person in whose name this Class C Certificate is registered at the close of business on the Record Date (as determined pursuant to this Agreement), such Class C Certificateholder's fractional undivided interest in the amounts to be distributed to the Class C Certificateholders as determined pursuant to this Agreement; provided, however, that under certain circumstances specified in this Agreement, amounts otherwise distributable to the Class C Certificateholders will be deposited in the Subordination Spread Account.

                  Distributions on this Class C Certificate will be made by the Trustee by wire transfer, check or money order mailed to the Class C Certificateholder of record in the Certificate Register without the presentation or surrender of this Class C Certificate or the making of any notation hereon. Except as otherwise provided in this Agreement and notwithstanding the above, the final distribution on this Class C Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class C Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, The City of New York.

                  Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class C Certificate shall not entitle the holder hereof to any benefit under this Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class C Certificate to be duly executed.


                                       NISSAN AUTO RECEIVABLES _______
                                       GRANTOR TRUST

                                       BY                                      ,
                                         --------------------------------------
                                         as Trustee

DATED:                              BY
       ----------                     ------------------------------------------
[SEAL]
ATTEST:



----------------------
  Authorized Officer


                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.


                                       -----------------------------------------
                                       -----------------------------------------
                                           as Trustee



                                       By
                                         ---------------------------------------
                                         Authorized Officer

                            [Reverse of Certificate]

                  The Certificates do not represent an obligation of, or an interest in, the Seller, Nissan Motor Acceptance Corporation, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in this Agreement. A copy of this Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificate Owner upon request.

                  This Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under this Agreement at any time by the Seller, the Servicer, NMAC and the Trustee with the consent of the Holders of Class A Certificates, Class B Certificates and Class C Certificates, each voting as a Class, evidencing not less than a majority of the Class A Certificate Balance, the Class B Certificate Balance and the Class C Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. This Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in this Agreement and subject to certain significant limitations on transfer therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Class C Certificates are issuable only as registered Certificates without coupons in denominations of $100,000 or in any amount in excess thereof; however, one Certificate may be issued in a denomination representing or including any residual amount. As provided in this Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

                  The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar shall treat the person in whose name this Class C Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

                  The obligations and responsibilities created by this Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in this Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of a Record Date as of which the Pool Balance is less than or equal to 10% of the original aggregate principal balance of the Receivables.

                  The recitals contained herein (other than the certificate of authentication herein) shall be taken as the statements of the Seller or the Servicer, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate (other than the certificate of authentication herein), or of any Receivable or related document.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


___________________________________________________ Attorney
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                                                               *
                                       -----------------------------------------
                                                 Signature Guaranteed:


                                                                               *
                                       -----------------------------------------


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                     Exhibit F-1



                              Trustee's Certificate
                            pursuant to Section 11.03
                          of the Pooling and Servicing
                                    Agreement




                  ______________________________________, as trustee (the
"Trustee") of the Nissan Auto Receivables _______ Grantor Trust created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of

[ ], ____, among Nissan Auto Receivables Corporation II, as Seller (the "Seller"), Nissan Motor Acceptance Corporation, as Servicer and in its individual capacity, and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Warranty Receivables," which are to be repurchased by the Seller pursuant to Section 3.02, and all security and documents relating thereto.

                  IN WITNESS WHEREOF I have hereunto set my hand this ____ day of __________ , ____.

                                                                     Exhibit F-2



                              Trustee's Certificate
                            pursuant to Section 11.03
                          of the Pooling and Servicing
                                    Agreement


                  ______________________________________, as trustee (the
"Trustee") of the Nissan Auto Receivables _______ Grantor Trust created pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of [__________], ____, among Nissan Auto Receivables Corporation II, as Seller, Nissan Motor Acceptance Corporation, as Servicer (the "Servicer") and in its individual capacity and the Trustee, does hereby sell, transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables (as defined in the Pooling and Servicing Agreement) identified in the attached Servicer's Certificate as "Administrative Receivables," which are to be purchased by the Servicer pursuant to Section 4.06 or 12.02, and all security and documents relating thereto.

                  IN WITNESS WHEREOF I have hereunto set my hand this ___ day of _________ , ____.

                                                                     EXHIBIT H-1

                                     FORM OF
                              REPRESENTATION LETTER

                Nissan Auto Receivables [____-___] Grantor Trust
                     ___% Asset Backed Certificates, Class A


         I [Name], hereby represent and warrant to [____________], as trustee (the "Trustee") of the above-named trust, as follows:

         1. I am [an officer of [Name of the Transferee],] the proposed transferee (the "Transferee") of an ownership interest in the Class A Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of [_________], relating to the above-referenced securities, among Nissan Auto Receivables Corporation II, as seller, Nissan Motor Acceptance Corporation, as servicer, and the Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement. [The Transferee has authorized me to make the following representations and warranties on behalf of the Transferee.]

         2. The Transferee agrees to require a Representation Letter substantially in the form of this Representation Letter from any Person to whom the Transferee attempts to transfer its interest in the Certificates and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent. The Transferee will not transfer its interest or cause any interest to be transferred to any Person that the Transferee knows cannot truthfully complete such a Representation Letter.

         3.   CHECK APPROPRIATE BOX:

              [ ] The Transferee is not an employee benefit plan or
                  arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to
                  Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer; or

              [ ] if such Transferee is a Plan, then

                           (A) such Plan is an "accredited investor" as defined
                  in Rule 501(a)(1) of Regulation D under the Securities Act;

                           (B) such Plan's investment in the Certificates does
                  not exceed 25% of all of the Certificates outstanding at the time of such transfer; and

                           (C) immediately after the acquisition, no more than
                  25% of the assets of the Plan with respect to which a person has discretionary authority or renders



                                     H-1-1
                  investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity.



IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this [___] day of [________, __].



                                       -----------------------------------------
                                       Print Name of the Transferee


                                       [By:
                                           -------------------------------------
                                            Name:
                                            Title:]



                                     H-1-2

                                                                     EXHIBIT H-2
                                     FORM OF
                              REPRESENTATION LETTER

                Nissan Auto Receivables [_____-__] Grantor Trust
                  ___% Asset Backed Certificates, Class [B][C]


         I [Name], hereby represent and warrant to [_____________], as trustee (the "Trustee") of the above-named trust, as follows:

         1. I am [an officer of [Name of Transferee],] the proposed transferee (the "Transferee") of an ownership interest in the Class [B][C] Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of [_________], relating to the above-referenced securities, among Nissan Auto Receivables Corporation II, as seller, Nissan Motor Acceptance Corporation, as servicer, and the Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement. [The Transferee has authorized me to make the following representations and warranties on behalf of the Transferee.]

         2. The Transferee agrees to require a Representation Letter substantially in the form of this Representation Letter from any Person to whom the Transferee attempts to transfer its interest in the Certificates and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent. The Transferee will not transfer its interest or cause any interest to be transferred to any Person that the Transferee knows cannot truthfully complete such a Representation Letter.

         3.   CHECK APPROPRIATE BOX:

              [ ] The Transferee is not an employee benefit plan or
                  arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or a plan subject to
                  Section 4975 of the Internal Revenue Code of 1986, as amended (a "Plan"), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer; or

              [ ] The Transferee is an insurance company purchasing the
                  Certificates or beneficial interest therein with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) as to which there is the Plan with respect to which the amount of such general account's reserves and liabilities for the contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization does not exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTCE 95-60) at the date of acquisition.



                                     H-2-1

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this [___] day of [________, __].



                                       -----------------------------------------
                                       Print Name of the Transferee


                                       [By:
                                           -------------------------------------
                                            Name:
                                            Title:]




                                     H-2-2